Dividend Capital Diversified Property Fund Inc. POS AM

Exhibit 10.22

FINAL FORM

TRUST AGREEMENT

OF DCX [•] DST,
a Delaware statutory trust

DATED AS OF

[•], [•]

BY AND AMONG

TRT [•] LLC,
a Delaware limited liability company,

AS INITIAL DEPOSITOR

DCX [•] MANAGER LLC,
a Delaware limited liability company,

AS MANAGER & SIGNATORY TRUSTEE

AND

THE CORPORATION TRUST COMPANY,

AS DELAWARE TRUSTEE

- ii -

- iii -

TRUST AGREEMENT
OF
DCX [•] DST,
A DELAWARE STATUTORY TRUST

This TRUST AGREEMENT, dated as of [•], [•] (as the same may be amended or supplemented from time to time, this “Trust Agreement”), is made by and among TRT [•] LLC, a Delaware limited liability company (as the “Initial Depositor”), DCX [•] Manager LLC, a Delaware limited liability company, as Manager and Signatory Trustee, and the Corporation Trust Company of Delaware (“CTC”) as Delaware Trustee.

RECITALS

A.          On [•],[•], the Initial Depositor purchased from [•], a [•] (the “Seller”) the land parcel located in, [•], as more particularly described on Exhibit A (the “Land Parcel”; together with, and subject to, that certain [Development and Operating] Agreement dated [•],[•], as amended from time to time, and together with the rights and appurtenances pertaining to the Land Parcel, including all of Initial Depositor’s right, title and interest in and to (A) the adjacent streets, roads, alleys, strips, gores, easements, rights of ingress or egress, rights-of-way, reversionary rights, and any other interests in, on, or to any land, highway, street, road or avenue, open or proposed, in, on, across, in front of, abutting or adjoining the Land Parcel, and any awards made or to be made in connection therewith, and (B) the air rights or development rights, if any, owned by Initial Depositor appertaining to or otherwise benefitting the Land Parcel, and together with all of the Initial Depositor’s right, title and interest, if any, in all buildings, structures, fixtures and improvements located on the Land Parcel [(Initial Depositor’s interest being subject to certain subleases under which [•] and [•] are the owners of certain buildings, structures, fixtures and improvements subject to a reversionary interest of Initial Depositor)], collectively, the “Real Estate”).

B.          The Real Estate is subject to the Master Lease (as hereinafter defined).

C.          The Initial Depositor and CTC have agreed to form a statutory trust in accordance with Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. §3801, et seq. (the “Statutory Trust Act”).

D.          The Initial Depositor will convey the Real Estate to the Trust (as hereinafter defined) in exchange for one hundred percent (100%) of the Class 2 Beneficial Interests (as hereinafter defined) in the Trust.

E.          It is anticipated that the Initial Depositor will sell and transfer (the “Affiliate Transfer”) all of its Class 2 Beneficial Interests to DCX [•] TRS LLC, a Delaware limited liability company (the “Successor Depositor”), at which time the Successor Depositor will execute a joinder to this Trust Agreement.

F.          It is anticipated that certain Persons (as hereinafter defined) will acquire Class 1 Beneficial Interests (as hereinafter defined) in the Trust in exchange for payment of money to the Trust and become Class 1 Beneficial Owners (as hereinafter defined) in accordance with the provisions of this Trust Agreement, which money will be distributed to the Depositor (as hereinafter defined) in whole or partial redemption of the Beneficial Interest held by the Depositor.

G.          The Trust will retain DCX [•] Manager LLC, a Delaware limited liability company, as the Manager of the Trust to undertake certain actions and perform certain duties that would otherwise be performed by the Trust.

NOW, THEREFORE, in consideration of the mutual agreements contained in this Trust Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Article 1
DEFINITIONS AND INTERPRETATION

Section 1.          Definitions. Capitalized terms used in this Trust Agreement shall have the following meanings:

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Affiliated Transfer” has the meaning given to such term in Recital E.

“Beneficial Interest” means a beneficial interest in the Trust, as such term is used in the Statutory Trust Act, all of which interests shall be either Class 1 Beneficial Interests or Class 2 Beneficial Interests.

“Beneficial Owner” means each Person who, at the time of determination, holds a Beneficial Interest as reflected on the most recent Ownership Records.

“Business Day” is any day other than on Saturday, Sunday or legal holiday in the State of Delaware.

“CTC” means the Corporation Trust Company.

“Cause” shall mean willful misconduct, bad faith, fraud or gross negligence, as determined by arbitration under the procedures described in Section 10.11.

“Certificate of Trust” means the certificate of trust of the Trust in substantially the form of Exhibit C.

“Class 1 Beneficial Interests” means the Beneficial Interests held by the Investors.

“Class 2 Beneficial Interest” means the Beneficial Interest held by the Depositor.

“Class 1 Beneficial Owners” means the Investors.

“Class 2 Beneficial Owner” means the Depositor.

“Closing Date” means that date of the first sale of Beneficial Interests in the Trust to the Investors.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Conversion Notice” means the notice, in substantially the form of Exhibit G, issued by the Depositor to the Delaware Trustee and the Manager stating that the provisions of Section 3.2(c) shall become effective upon receipt of the notice by the Delaware Trustee.

“Delaware Trustee” means the Person serving, at the time of determination, as the Delaware Trustee under this Trust Agreement. As of the Effective Date, the Delaware Trustee is CTC.

“Deposit Date” means the date on which the transaction described in Recital D occurs.

“Depositor” means, at any time prior to the Affiliate Transfer, the Initial Depositor and, at any time after the Affiliate Transfer, the Successor Depositor.

“Effective Date” means the date of this Trust Agreement as specified in the introductory paragraph of this Trust Agreement.

“Exhibit” means an exhibit attached to this Trust Agreement, unless otherwise specified.

“Investors” means the purchasers of Class 1 Beneficial Interests in the Trust.

“LP” has the meaning given to such term in Section 9.2.

“Manager” means the Person serving, at the time of determination, as the manager under this Trust Agreement. As of the Effective Date, the Manager is DCX [•] Manager LLC, a Delaware limited liability company.

“Manager Covered Expenses” has the meaning given to such term in Section 5.4.

“Manager Indemnified Persons” has the meaning given to such term in Section 5.4.

“Master Lease” means that master lease agreement between the Master Tenant and the Trust, relating to the Real Estate, together with all amendments, supplements and modifications thereto.

“Master Tenant” means DPF [•] Master Tenant LLC, a Delaware limited liability company.

“Offered Interest” means a Class 1 Beneficial Interest, or portion thereof, that is being offered for sale pursuant to a Third-Party Offer.

“Offerees” means, with respect to a Third-Party Offer, the Manager and each Class 1 Beneficial Owner other than the Selling Beneficial Owner.

“Ownership Records” means the records maintained by the Manager, substantially in the form of Exhibit D, indicating from time to time the name, mailing address, and Percentage Share of each Beneficial Owner, which records shall initially indicate the Depositor as the sole Beneficial Owner and shall be revised by the Manager contemporaneously to reflect the issuance of Beneficial Interests in accordance with this Trust Agreement, changes in mailing addresses, or other changes.

“Percentage Share” means, for each Beneficial Owner, the percentage of the aggregate Beneficial Interests in the Trust held by such Beneficial Owner as reflected on the most recent Ownership Records. For the avoidance of doubt, the sum of (i) the Percentage Share of the Class 1 Beneficial Interests and (ii) the Percentage Share of the Class 2 Beneficial Interests at all times shall be one hundred percent (100%).

“Permitted Investment” has the meaning set forth in Section 7.3.

“Permitted Transfer” means (a) the transfer of a Class 1 Beneficial Interest (i) by devise, descent or by operation of law upon the death of a Class 1 Beneficial Owner or the member, partner, or stockholder of a Class 1 Beneficial Owner or (ii) by an individual to a trust or other entity created for estate planning purposes primarily for the benefit of such individual or (b) the transfer of a Class 2 Beneficial Interest by the Depositor to an Affiliate.

“Person” means a natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank trust company, land trust, business trust, statutory trust or other organization, whether or not a legal entity, and a government or agency or political subdivision thereof.

“Purchase Agreement” means the agreement to be entered into by the Trust (through the Manager) and each Investor with respect to the acquisition of Class 1 Beneficial Interests by the Investors.

“Real Estate” has the meaning given to such term in Recital A.

“Regulations” means U.S. Treasury Regulations promulgated under the Code.

“Reserves” has the meaning given to such term in Section 7.3.

“ROFR Notice” has the meaning given to such term in Section 6.4(a).

“Secretary of State” has the meaning given to such term in Section 2.1(b).

“Section” means a section of this Trust Agreement, unless otherwise specified.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” means [•], a [•].

“Selling Beneficial Owner” means a Class 1 Beneficial Owner who receives a Third-Party Offer.

“Signatory Trustee” has the meaning given to such term in Section 4.8.

“Statutory Trust Act” has the meaning given to such term in Recital C.

“Successor Depositor” has the meaning given to such term in Recital E.

“Third-Party Offer” means an offer, whether solicited or unsolicited, to purchase all or a portion of a Class 1 Beneficial Interest or a controlling ownership interest in the Selling Beneficial Owner that (a) is for a specified price and stated terms, (b) is made by a Person, identified therein by name and address and (c) contains all terms and conditions of the proposed purchase and sale thereof.

“Transaction Documents” means the Trust Agreement (including all agreements the forms of which are attached as exhibits thereto), the Purchase Agreement, the Master Lease, together with any other documents to be executed in furtherance of the investment activities of the Trust.

“Transfer Distribution” has the meaning given to such term in Section 9.2.

“Trust” means DCX [•] DST, a Delaware statutory trust formed by and in accordance with, and governed by, this Trust Agreement.

“Trust Agreement” has the meaning given to such term in the introductory paragraph of this Trust Agreement.

“Trust Year” means (i) initially, the period of time commencing on the Deposit Date and ending on the date that is twelve (12) months later and (ii) subsequently, each successive twelve (12) month period thereafter.

“Trustee Covered Expenses” has the meaning given to such term in Section 4.5.

“Trustee Indemnified Persons” has the meaning given to such term in Section 4.5.

“Trust Estate” means all of the Trust’s right, title, and interest in and to the Master Lease, the Real Estate, and any and all other property and assets (whether tangible or intangible) in which the Trust at any time has any right, title or interest.

Article 2
GENERAL MATTERS

Section 2.1          Organizational Matters.

(a)          CTC is hereby appointed as the Delaware Trustee, and CTC hereby accepts such appointment.

(b)          The Depositor hereby authorizes and directs the Delaware Trustee to execute and file the Certificate of Trust in the office of the Secretary of State of the State of Delaware (the “Secretary of State”), and authorizes the Delaware Trustee to execute and file in the office of the Secretary of State such certificates as may from time to time be required under the Statutory Trust Act or any other Delaware law.

(c)          The name of the Trust is “DCX [•] DST.” The Manager shall have full power and authority, and is hereby authorized, to conduct the activities of the Trust, execute and deliver all documents (including, without limitation, the Transaction Documents) for or on behalf of the Trust, and cause the Trust to sue or be sued under its name. Any reference to the Trust shall be a reference to the statutory trust formed pursuant to the Certificate of Trust and this Trust Agreement and not to the Delaware Trustee, the Signatory Trustee or the Manager individually or to the officers, agents or employees of the Trust, the Delaware Trustee, the Signatory Trustee or the Manager.

(d)          The principal office of the Trust, and such additional offices as the Manager may determine to establish, shall be located at such places inside or outside of the State of Delaware as the Manager shall designate from time to time. As of the Effective Date, the principal office of the Trust is located c/o the Manager at 518 17th Street, 17th Floor, Denver, CO 80202.

(e)          Legal title to the Trust Estate shall be vested in the Trust as a separate legal entity.

Section 2.2     Declaration of Trust and Statement of Intent.

(a)          The Trust hereby declares that it shall hold the Trust Estate in trust for the benefit of the Beneficial Owners upon the terms set forth in this Trust Agreement.

(b)          It is the intention of the parties that the Trust constitute a “statutory trust,” the Delaware Trustee is a “trustee,” the Manager is an “agent” of the Trust, the Signatory Trustee is a co-trustee (subject to the limitations provided for in Section 4.8), the Beneficial Owners are “beneficial owners,” and this Trust Agreement is the “governing instrument” of the Trust, each within the respective meaning of such term as provided in or as used in the Statutory Trust Act.

Section 2.3     Purposes.  The purposes of the Trust are to engage in the following activities: (a) to acquire the Real Estate subject to the Master Lease; (b) to hold for investment and eventually dispose of the Real Estate; and (c) to take only such other actions as the Manager deems necessary to carry out the foregoing.

Article 3
PROVISIONS RELATING TO TAX TREATMENT

Section 3.1     Article 3 Supersedes All Other Provisions of this Trust Agreement. This Article 3 contains certain provisions intended to achieve the desired treatment of the Trust and Beneficial Interests for United States federal income tax purposes. To the extent of any inconsistency between this Article 3 and any other provision of this Trust Agreement, this Article 3 shall supersede and be controlling; provided, for the avoidance of doubt, that nothing in this Article 3 shall limit or impair the Trust’s power and authority to execute and deliver, and to perform its obligations under, the Transaction Documents, and further provided that the requirements of this Article 3 shall be enforceable to the maximum extent permissible under the Statutory Trust Act.

Section 3.2     Provisions Relating to Tax Treatment.

(a)           Prior to the issuance of the Conversion Notice, the sole Beneficial Owner of the Trust shall be the Depositor. The rights of the Depositor (as the Class 2 Beneficial Owner) with respect to the assets and property held by the Trust, as provided in Section 6.11, are such that the Trust will be characterized at such time as a “business entity” within the meaning of Regulation Section 301.7701-3. Because the Depositor will be the sole Beneficial Owner, the Trust will be characterized as a disregarded entity, and all assets and property of the Trust shall be treated for Federal income tax purposes as assets and property of the Depositor.

(b)           Upon the issuance of the Conversion Notice, the special rights of Depositor (as the Class 2 Beneficial Owner) set forth in Section 6.11 will terminate, as set forth in Section 6.12, and the Depositor will have the same rights as any Class 1 Beneficial Owner. At that time, the Depositor will be deemed for Federal income tax purposes to have transferred the Real Estate to a separate entity, the Trust, which will be classified for Federal income tax purposes as specified in Section 3.2(c).

(c)           It is the intention of the parties to this Trust Agreement that upon and at all times after the issuance of the Conversion Notice that the Trust shall constitute an investment trust pursuant to Regulation Section 301.7701-4(c) and each Beneficial Owner shall be treated as a “grantor” within the meaning of Code Section 671. As such, the parties further intend that each Beneficial Owner shall be treated for Federal income tax purposes as if it holds a direct ownership interest in the Real Estate. Each Beneficial Owner agrees to report its interest in the Trust in a manner consistent with the foregoing and otherwise not to take any action that would be inconsistent with the foregoing. Upon and after issuance of the Conversion Notice, none of the Delaware Trustee, the Signatory Trustee, the Manager, the Beneficial Owners and/or the Trust shall have power and authority, or shall be authorized, and each of them is hereby expressly prohibited from taking, and none of them shall be allowed to take, any of the following actions:

(i)          sell, transfer or exchange the Real Estate except as required under Article 9;

(ii)          reinvest any monies of the Trust, except to make modifications or repairs to the Real Estate permitted under this Trust Agreement or in accordance with Section 7.3;

(iii)         renegotiate the terms of any loan or enter into new financing;

(iv)         renegotiate any lease or enter into new leases, except in the case of the tenant’s bankruptcy or insolvency;

(v)          make modifications to the Real Estate (other than minor non-structural modifications) unless required by law;

(vi)        accept any capital from a Beneficial Owner (other than capital from an Investor that will be distributed to the Depositor and reduce the Depositor’s Percentage Share); or

(vii)       take any other action which would in the opinion of tax counsel to the Trust cause the Trust to be treated as a business entity for federal income tax purposes if the effect would be that such action or actions would constitute a power under the Trust Agreement to “vary the investment of the certificate holders” under Regulations Section 301.7701-4(c)(1) and Rev. Rul. 2004-86.

The Trust shall hold the Trust Estate for investment purposes and only lease the Real Estate to the Master Tenant. The activities of the Trust with respect to the Trust Estate shall be limited to the activities which are customary services in connection with the maintenance and repair of the Real Estate and none of the Delaware Trustee, the Signatory Trustee, Beneficial Owners, the Manager nor their agents shall provide non-customary services, as such term is defined in Code Sections 512 and 856 and Rev. Rul. 75-374, 1975-2 C.B. 261. The Trust shall conduct no business other than as specifically set forth in this Section 3.2. Without limiting the generality of the foregoing, upon and after issuance of the Conversion Notice, (a) none of the Delaware Trustee, the Signatory Trustee, the Manager, the Beneficial Owners and the Trust shall have any power or authority to undertake any actions that are not permitted to be undertaken by an entity that is treated as a “trust” within the meaning of Regulations Section 1.7701-4 and not treated as a “business entity” within the meaning of Regulations Section 1.7701-3, and (b) this Trust Agreement shall be interpreted and enforced so as to be in compliance with the requirements of Rev. Rul. 2004-86, 2004-33 I.R.B. 191.

For Federal income tax purposes, after issuance of the Conversion Notice, the Trust is intended to be and shall constitute an investment trust pursuant to Regulations Section 301.7701-4(c) and a “grantor trust” under Subpart E of Part 1, Subchapter J of the Code (Code Sections 671 - 679) and shall not constitute a “business entity.”

Article 4
CONCERNING THE DELAWARE TRUSTEE AND THE SIGNATORY TRUSTEE

Section 4.1     Power and Authority of the Delaware Trustee. The Delaware Trustee shall have the power and authority, and is hereby authorized and empowered, to (a) accept legal process served on the Trust in the State of Delaware; and (b) execute any certificates that are required to be executed under the Statutory Trust Act and file such certificates in the office of the Secretary of State, and take such action or refrain from taking such action under this Trust Agreement as may be directed in a writing delivered to the Delaware Trustee by the Manager; provided, however, that the Delaware Trustee shall not be required to take or to refrain from taking any such action if the Delaware Trustee shall believe, or shall have been advised by counsel, that such performance is likely to involve the Delaware Trustee in personal liability or to result in personal liability to the Delaware Trustee, or is contrary to the terms of this Trust Agreement or of any document contemplated hereby to which the Trust or the Delaware Trustee is or becomes a party or is otherwise contrary to law. The Manager agrees not to instruct the Delaware Trustee to take any action or to refrain from taking any action that is contrary to the terms of this Trust Agreement or of any document contemplated hereby to which the Trust or the Delaware Trustee is or becomes party or that is otherwise contrary to law. Other than as expressly provided for in this Trust Agreement, the Delaware Trustee shall have no duty to take any action for or on behalf of the Trust.

Section 4.2     Delaware Trustee May Request Direction. If at any time the Delaware Trustee determines that it requires or desires guidance regarding the application of any provision of this Trust Agreement or any other document, or regarding action that must or may be taken in connection herewith or therewith, or regarding compliance with any direction it received under this Trust Agreement, then the Delaware Trustee may deliver a notice to a court of applicable jurisdiction or, in the Delaware Trustee’s sole and absolute discretion, to an arbitrator in accordance with Section 10.11, requesting written instructions as to the desired course of action, and such instructions from the court or arbitrator shall constitute full and complete authorization and protection for actions taken and other performance by the Delaware Trustee in reliance thereon. Until the Delaware Trustee has received such instructions after delivering such notice, it shall be fully protected in refraining from taking any action with respect to the matters described in such notice.

Section 4.3      Delaware Trustee’s Capacity. In accepting the trust hereby created, CTC acts solely as Delaware Trustee under this Trust Agreement and not in its individual capacity, serves the Trust solely to fulfill the Trust’s obligation pursuant to Section 3807(a) of the Statutory Trust Act to have at least one trustee who has its principal place of business in the State of Delaware, and all Persons having any claim against the Delaware Trustee by reason of the transactions contemplated by this Trust Agreement, the Transaction Documents, or any other document shall look only to the Trust Estate for payment or satisfaction thereof. Notwithstanding any provision of this Trust Agreement or any other document to the contrary, under no circumstances shall CTC, in its individual capacity or in its capacity as Delaware Trustee, (a) have any duty to choose or supervise, nor shall it have any liability for the actions or inactions of, the Manager or any officer, manager, employee, or other Person (other than CTC and its own employees), or (b) be liable or responsible for, or obligated to perform, any contract, representation, warranty, obligation or liability of the Trust, the Manager, or any officer, manager, employee, or other Person (other than CTC and its own employees); provided, however, that this limitation shall not protect CTC against any liability to the Beneficial Owners to which it would otherwise be subject by reason of its willful misconduct, bad faith, fraud or gross negligence in the performance of its duties under this Trust Agreement.

Section 4.4     Duties. None of the Delaware Trustee, CTC or any successor Delaware Trustee shall have any duty or obligation under or in connection with this Trust Agreement, the Trust, or any transaction or document contemplated by this Trust Agreement, except as expressly provided by the terms of this Trust Agreement, and no implied duties or obligations shall be read into this Trust Agreement against the Delaware Trustee, CTC or any successor Delaware Trustee. The right of the Delaware Trustee to perform any discretionary act enumerated in this Trust Agreement shall not be construed as a duty. To the fullest extent permitted by applicable law, including without limitation Section 3806 of the Statutory Trust Act, the Delaware Trustee’s, CTC’s or any successor Delaware Trustee’s duties (including fiduciary duties) and liabilities relating thereto to the Trust and the Beneficial Owners shall be restricted to those duties (including fiduciary duties) expressly set forth in this Trust Agreement and liabilities relating thereto.

Section 4.5     Indemnification. The Class 1 Beneficial Owners, jointly and severally, hereby agree to (a) reimburse the Delaware Trustee, CTC and/or any successor Delaware Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other professionals), incurred in connection with the negotiation, execution, delivery, or performance of, or exercise of rights or powers under, this Trust Agreement, (b) to the fullest extent permitted by law, indemnify, defend and hold harmless the Delaware Trustee, CTC and/or any successor Delaware Trustee, and the officers, directors, employees and agents of the Delaware Trustee and/or any successor Delaware Trustee (collectively, including the Delaware Trustee, CTC and/or any successor Delaware Trustee in its individual capacity, the “Trustee Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel and other professionals), taxes and penalties of any kind and nature whatsoever (collectively, “Trustee Covered Expenses”), to the extent that such Trustee Covered Expenses arise out of or are imposed upon or asserted at any time against any such Trustee Indemnified Persons, including without limitation on the basis of ordinary negligence on the part of any such Trustee Indemnified Persons, with respect to or in connection with this Trust Agreement, the Trust, or any transaction or document contemplated hereby; provided, however, that the Beneficial Owners or the Trust shall not be required to indemnify a Trustee Indemnified Person for Trustee Covered Expenses to the extent such Trustee Covered Expenses result from the willful misconduct, bad faith, fraud or gross negligence of such Trustee Indemnified Person, and (c) to the fullest extent permitted by law, advance to each such Trustee Indemnified Person Trustee Covered Expenses incurred by such Trustee Indemnified Person in defending any claim, demand, action, suit or proceeding, in connection with this Trust Agreement, the Trust, or any transaction or document contemplated hereby, prior to the final disposition of such claim, demand, action, suit or proceeding only upon receipt by any Class 1 Beneficial Owner of an undertaking, by or on behalf of such Trustee Indemnified Person, to repay such amount if a court of competent jurisdiction renders a final, nonappealable judgment that includes a specific finding of fact that such Trustee Indemnified Person is not entitled to be indemnified therefor under this Section 4.5. The obligations of the Class 1 Beneficial Owners under this Section 4.5 shall survive the resignation or removal of the Delaware Trustee, shall survive the dissolution and termination of the Trust, and shall survive the termination, amendment, supplement, and/or restatement of this Trust Agreement. The obligations of the Class 1 Beneficial Owners under this Section 4.5 shall be personal obligations irrespective of the sufficiency or insufficiency of the Trust Estate to satisfy any such obligations; provided, however, that the Manager shall utilize income from the Trust Estate to satisfy any such obligations prior to seeking contribution from the Beneficial Owners, which will reduce amounts that would otherwise be distributable to the Beneficial Owners. For the avoidance of doubt, pursuant to Section 3803(b) of the Statutory Trust Act, the Delaware Trustee shall not be liable to any person other than the Trust or a beneficiary of the Trust for any act, omission or obligation of the Trust or any trustee thereof and all persons having any claim against Statutory Trust Act by reason of the transactions contemplated by this Trust Agreement or any other agreement or instrument related to the Trust shall look only to the Trust Estate for payment or satisfaction thereto.

Section 4.6     Removal; Resignation; Succession. The Delaware Trustee may resign at any time by giving at least sixty (60) days’ prior written notice to the Manager. The Manager may at any time remove the Delaware Trustee for Cause by written notice to the Delaware Trustee. Cause shall only result from the willful misconduct, bad faith, fraud or gross negligence of the Delaware Trustee, as determined by arbitration under the procedures described in Section 10.11. Such resignation or removal shall be effective upon the acceptance of appointment by a successor Delaware Trustee, as hereinafter provided. In case of the removal or resignation of a Delaware Trustee, the Manager may appoint a successor by written instrument. If a successor Delaware Trustee shall not have been appointed within sixty (60) days after the giving of such notice, the Delaware Trustee or any of the Beneficial Owners may apply to any court of competent jurisdiction in the United States to appoint a successor Delaware Trustee to act until such time, if any, as a successor shall have been appointed as provided above. Any successor so appointed by such court shall immediately and without further act be superseded by any successor appointed as provided above within one (1) year from the date of the appointment by such court. Any successor, however appointed, shall execute and deliver to its predecessor Delaware Trustee an instrument accepting such appointment, and thereupon such successor, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Delaware Trustee in the trusts under this Trust Agreement with like effect as if originally named the Delaware Trustee in this Trust Agreement; provided, however, that the predecessor Delaware Trustee shall take all action required to transfer title to the Trust Estate to such successor Delaware Trustee and upon the written request of such successor, such predecessor shall execute and deliver an instrument transferring to such successor, upon the trusts in this Trust Agreement expressed, all the estates, properties, rights, powers, duties and trusts of such predecessor, and such predecessor shall duly assign, transfer, deliver and pay over to such successor all monies or other property then held by such predecessor upon the trusts in this Trust Agreement expressed. Any right of the Beneficial Owners against a predecessor Delaware Trustee in its individual capacity shall survive the resignation or removal of such predecessor, shall survive the dissolution and termination of the Trust, and shall survive the termination, amendment, supplement, and/or restatement of this Trust Agreement.

Any successor Delaware Trustee, however appointed, shall be a bank or trust company satisfying the requirements of Section 3807(a) of the Statutory Trust Act. Any corporation into which the Delaware Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Delaware Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Delaware Trustee may be transferred, shall, subject to the preceding sentence, be the Delaware Trustee under this Trust Agreement without further act.

Section 4.7    Fees and Expenses. The Delaware Trustee shall receive as compensation for its services under this Trust Agreement such fees as have been reasonably approved by the Manager. The Delaware Trustee shall not have any obligation by virtue of this Trust Agreement to spend any of its own funds, or to take any action that could result in its incurring any cost or expense.

Section 4.8     Signatory Trustee. The Manager will appoint in its sole discretion, and at all times, a co-trustee to serve with the Delaware Trustee for the purpose of performing all obligations and duties other than fulfilling the Trust’s obligations pursuant to Section 3807(a) of the Statutory Trust Act, including, but not limited to executing any documentation that may require the signature of more than one trustee of the Trust (the “Signatory Trustee”). The Trust hereby grants the Signatory Trustee the power to act and sign documents on behalf of the Trust pursuant to the terms of this Section 4.8. The Manager may appoint additional Signatory Trustees and replace any Signatory Trustee. The Signatory Trustee shall not receive any compensation for its services. The initial Signatory Trustee shall be the Manager.

Article 5
CONCERNING THE MANAGER

Section 5.1       Power and Authority. The investment activities and affairs of the Trust shall be managed exclusively by or under the direction of the Manager. The Manager shall have the power and authority, and is hereby authorized and empowered, to manage the Trust Estate and the investment activities and affairs of the Trust, subject to and in accordance with the terms and provisions of this Trust Agreement, provided that the Manager shall have no power to engage on behalf of the Trust in any activities that the Trust could not engage in directly. The Manager shall have the power and authority, and is hereby authorized, empowered, and directed by the Trust, to enter into, execute and deliver, and to cause the Trust to perform its obligations under, each of the Transaction Documents to which the Trust is or becomes a party or signatory, and in furtherance thereof, the Class 2 Beneficial Owner, at any time prior to the issuance of the Conversion Notice, may confirm such authorization, empowerment, and direction and otherwise direct the Manager in connection with the investment activities and affairs of the Trust. The Manager may freely assign its power and authority pursuant to this Article 5.

Section 5.2       Manager’s Capacity. The Manager acts solely as an agent of the Trust and not in its individual capacity, and all Persons having any claim against the Manager by reason of the transactions contemplated by this Trust Agreement, the Transaction Documents, or any other document shall look only to the Trust Estate for payment or satisfaction thereof. Notwithstanding any provision of this Trust Agreement to the contrary, the Manager shall not have any liability to any Person except for its own willful misconduct, bad faith, fraud or gross negligence.

Section 5.3       Duties.

(a)       The Manager has primary responsibility for performing the administrative actions set forth in this Section 5.3. In addition, the Manager shall have the obligations with respect to a potential sale of the Trust Estate set forth in Article 9. In performing its duties under this Agreement, the Manager will act in good faith and in the interest of the Beneficial Owners. The Manager shall not have any duty or obligation under or in connection with this Trust Agreement, the Trust, or any transaction or document contemplated hereby, except as expressly provided by the terms of this Trust Agreement, and no implied duties or obligations shall be read into this Trust Agreement against the Manager. The right of the Manager to perform any discretionary act enumerated in this Trust Agreement shall not be construed as a duty. To the fullest extent permitted by applicable law, including without limitation Section 3806 of the Statutory Trust Act, the Manager’s duties (including fiduciary duties) and liabilities relating thereto to the Trust and the Beneficial Owners shall be restricted to those duties (including fiduciary duties) expressly set forth in this Trust Agreement and liabilities relating thereto.

(b)       Without limiting the generality of clause (a) above, upon and after the issuance of the Conversion Notice, the Manager, for and on behalf of the Trust, is hereby authorized and directed to take each of the following actions necessary to conserve and protect the Trust Estate:

(i)         receiving the contribution of the Real Estate (subject to the existing leases) and entering into the Master Lease;

(ii)        collecting rents and making distributions in accordance with Article 7;

(iii)       entering into any agreement for purposes of completing tax-free exchanges of real property with a Qualified Intermediary as defined in Section 1031 of the Code;

(iv)       notifying the relevant parties of any default by them under the Transaction Documents; and

(v)        solely to the extent necessitated by the bankruptcy or insolvency of the Master Tenant or any other tenant of the Real Estate, if the Trust has not terminated under Section 9.2, entering into a new lease with respect to the Real Estate.

The foregoing notwithstanding, from and after the issuance of the Conversion Notice, under no circumstances shall the power or authority of the Manager include the ability to take any actions which would cause the Trust to cease to constitute an “investment trust” within the meaning of Regulation Section 1.7701-4(c). After issuance of the Conversion Notice, the power and authority of the Manager shall be strictly and narrowly construed so as to preserve and protect the status of the Trust as an “investment trust” for Federal income tax purposes.

(c)       The Manager shall keep customary and appropriate books and records relating to the Trust and the Trust Estate. The Manager shall maintain appropriate books and records in order to provide reports of income and expenses to each Beneficial Owner as necessary for such Beneficial Owner to prepare his/her income tax returns regarding the Trust Estate.

(d)       The Manager shall promptly furnish to the Beneficial Owners copies of all reports, notices, requests, demands, certificates, financial statements and any other writings required to be distributed to them pursuant to the Transaction Documents, unless the Manager reasonably believes the same to have been sent directly to the Beneficial Owners.

(e)       The Manager shall not be required to act or refrain from acting under this Trust Agreement if the Manager reasonably determines, or has been advised by counsel, that such actions may result in personal liability, unless the Manager is indemnified by the Trust and the Beneficial Owners against any liability and costs (including reasonable legal fees and expenses) which may result in a manner and form reasonably satisfactory to the Manager.

(f)        The Manager shall not, on its own behalf (in contrast to actions that the Manager is required to perform on behalf of the Trust), have any duty to (i) file, record or deposit any document or to maintain any such filing, recording or deposit or to refile, rerecord or redeposit any such document, (ii) obtain or maintain any insurance on the Real Estate, (iii) maintain the Real Estate, or (iv) pay or discharge any tax levied against any part of the Trust Estate.

(g)       The Manager shall manage, control, dispose of or otherwise deal with the Trust Estate consistent with its duties to conserve and protect the Trust Estate, subject to any restrictions provided in this Trust Agreement.

(h)       The Manager shall provide to each Person who becomes a Beneficial Owner a copy of this Trust Agreement at or before the time such Person becomes a Beneficial Owner.

(i)         The Manager shall provide to the Delaware Trustee and the Signatory Trustee a copy of the Ownership Records contemporaneously with each revision thereto.

Section 5.4      Indemnification. The Class 1 Beneficial Owners, jointly and severally, hereby agree to (a) reimburse the Manager for all reasonable expenses (including reasonable fees and expenses of counsel and other professionals), incurred in connection with the negotiation, execution, delivery, or performance of, or exercise of rights or powers under, this Trust Agreement, (b) to the fullest extent permitted by law, indemnify, defend and hold harmless the Signatory Trustee, the Manager, and the officers, directors, employees and agents of the Signatory Trustee or the Manager (collectively, including the Manager in its individual capacity, the “Manager Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel and other professionals), taxes and penalties of any kind and nature whatsoever (collectively, “Manager Covered Expenses”), to the extent that such Manager Covered Expenses arise out of or are imposed upon or asserted at any time against any such Manager Indemnified Persons, including without limitation on the basis of ordinary negligence on the part of any such Manager Indemnified Persons, with respect to or in connection with this Trust Agreement, the Trust, or any transaction or document contemplated hereby; provided, however, that the Class 1 Beneficial Owners shall not be required to indemnify a Manager Indemnified Person for Manager Covered Expenses to the extent such Manager Covered Expenses result from the willful misconduct, bad faith, fraud or gross negligence of such Manager Indemnified Person, and (c) to the fullest extent permitted by law, advance to each such Manager Indemnified Person Manager Covered Expenses incurred by such Manager Indemnified Person in defending any claim, demand, action, suit or proceeding, in connection with this Trust Agreement, the Trust, or any transaction or document contemplated hereby, prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by any Class 1 Beneficial Owner of an undertaking, by or on behalf of such Manager Indemnified Person, to repay such amount unless a court of competent jurisdiction renders a final, nonappealable judgment that includes a specific finding of fact that such Manager Indemnified Person is not entitled to be indemnified therefor under this Section 5.4. The obligations of the Class 1 Beneficial Owners under this Section 5.4 shall survive the resignation or removal of the Manager, shall survive the dissolution and termination of the Trust, and shall survive the termination, amendment, supplement, and/or restatement of this Trust Agreement. The obligations of the Class 1 Beneficial Owners under this Section 5.4 shall be personal obligations irrespective of the sufficiency or insufficiency of the Trust Estate to satisfy any such obligations; provided, however, that the Manager shall utilize income from the Trust Estate to satisfy any such obligations prior to seeking contribution from the Beneficial Owners, which will reduce amounts that would otherwise be distributable to the Beneficial Owners.

Section 5.5      Fees and Expenses. The Manager shall receive as compensation for its services as Manager under this Trust Agreement an annual fee in the amount of [•] percent ([•]%) of the gross rents payable by the Master Tenant to the Trust as landlord under the Master Lease (the “Management Fee”), which shall be payable monthly in arrears and pro-rated for any applicable portion of a calendar year, and the additional fee contemplated by Section 9.4. The Manager shall not have any obligation by virtue of this Trust Agreement to spend any of its own funds, or to take any action that could result in its incurring any cost or expense.

Section 5.6     Sale of Trust Estate by Manager Is Binding. Any sale or other conveyance of the Trust Estate or any part thereof by the Manager made for and on behalf of the Trust pursuant to the terms of this Trust Agreement shall bind the Trust and the Beneficial Owners and be effective to transfer or convey all rights, title and interest of the Trust and the Beneficial Owners in and to the Trust Estate.

Section 5.7     Removal/ Resignation; Succession. The Manager may resign at any time by giving at least sixty (60) days’ prior written notice to the Delaware Trustee. The Delaware Trustee may, with the prior written consent of Beneficial Owners holding more than fifty percent (50%) of the Class 1 Beneficial Interests, remove the Manager for Cause by providing written notice to the Manager, and such removal shall become effective upon the acceptance of appointment by a successor Manager, as hereinafter provided. Such notice will provide that the Manager must either resign or, in the Manager’s sole discretion, select a qualified arbitrator within thirty (30) days to dispute such claim of Cause, and such claim of Cause will then be subject to arbitration in accordance with the procedures described in Section 10.11. Cause shall only result from the willful misconduct, bad faith, fraud or gross negligence of the Manager, as determined by arbitration under the procedures described in Section 10.11. The Manager will be removed upon a determination of Cause. Any resignation or removal shall be effective upon the acceptance of appointment by a successor Manager as hereinafter provided. Any such successor Manager shall be a nationally recognized property manager in the business of managing Class A commercial real estate assets. In case of the removal or resignation of the Manager, the Delaware Trustee may appoint a successor by written instrument. If a successor Manager shall not have been appointed within sixty (60) days after the giving of such notice, the Manager or any of the Beneficial Owners may apply to any court of competent jurisdiction in the United States to appoint a successor Manager to act until such time, if any, as a successor shall have been appointed as provided above. Any successor so appointed by such court shall immediately and without further act be superseded by a successor appointed as provided above within one (1) year from the date of the appointment by such court. Any successor, however appointed, shall execute and deliver to its predecessor Manager an instrument accepting such appointment, and thereupon such successor, without further act, shall become vested with all the rights, powers and duties of the predecessor Manager in the trusts under this Trust Agreement with like effect as if originally named the Manager in this Trust Agreement; but upon the written request of such successor, such predecessor shall execute and deliver an instrument transferring to such successor, upon the trusts in this Trust Agreement expressed, all the rights, powers and duties of such predecessor. Any right of the Beneficial Owners against a predecessor Manager in its individual capacity shall survive the resignation or removal of such predecessor Manager, shall survive the dissolution and termination of the Trust, and shall survive the termination, amendment, supplement, and/or restatement of this Trust Agreement.

Article 6
beneficial INTERESTS

Section 6.1        Issuance of Class 1 and Class 2 Beneficial Interests.

(a)        The Depositor shall convey the Real Estate to the Trust, and the Trust shall issue one hundred percent (100%) of the Class 2 Beneficial Interests to the Depositor.

(b)        No earlier than three (3) days after the issuance of the Conversion Notice, one or more Investors who have executed Purchase Agreement(s) shall contribute cash to the Trust, and the Trust shall issue Class 1 Beneficial Interests to each contributing Investor in accordance with their Percentage Share.

(c)        Any Beneficial Owner shall agree, accept and become bound by, and subject to, the provisions of this Trust Agreement pursuant to (i) such Beneficial Owner’s execution of the Purchase Agreement or (ii) such Beneficial Owner’s execution of an agreement substantially in the form of Exhibit E. In addition, any Beneficial Owner of a Class 1 Beneficial Interest shall agree, accept and be bound by and subject to, and shall execute and deliver (i) a Substitute Option Agreement substantially in the form of Exhibit B and (ii) a Call Agreement substantially in the form of Exhibit H. Each Beneficial Owner hereby acknowledges and agrees that, in its capacity as a Beneficial Owner, it has no ability either to (x) petition for a partition of the assets of the Trust, (y) file a petition in bankruptcy on behalf of the Trust, or (z) take any action that consents to, aids, supports, solicits or otherwise cooperates in the filing of an involuntary bankruptcy proceeding involving the Trust.

Section 6.2     Ownership Records. The Manager shall at all times be the Person at whose office notices and demands to or upon the Trust in respect of a Beneficial Owner may be served. The Manager shall keep Ownership Records, which shall include records of the transfer and exchange of Beneficial Interests. Notwithstanding any provision of this Trust Agreement to the contrary, transfer of a Beneficial Interest in the Trust, or of any right, title or interest therein, shall occur only upon and by virtue of the entry of such transfer in the Ownership Records. In the event of any transfer permitted under the terms of this Trust Agreement, the Manager shall update the Ownership Records as soon as reasonably possible thereafter. Except as specifically permitted by Section 6.4, Section 6.5 and Section 6.6, the Beneficial Interests shall be non-transferable and may not be negotiated, endorsed or otherwise transferred to a holder. Upon request by the Delaware Trustee or the Signatory Trustee, the Manager shall furnish to the Delaware Trustee and the Signatory Trustee the most current Ownership Records containing the names, addresses and phone numbers of the Class 1 Beneficial Owners.

Section 6.3     [Intentionally Omitted].

Section 6.4     Restrictions on Transfer.

(a)        Subject to compliance with applicable securities laws, this Section 6.4 and Section 6.5 and Section 6.6, all or any portion of the Beneficial Interest of any Beneficial Owner may be assigned or transferred without the prior consent of any of the Trust, the Delaware Trustee, the Signatory Trustee, the Manager, or the other Beneficial Owners. All expenses of any such transfer shall be paid by the assigning or transferring Beneficial Owner.

(b)        Right of First Refusal. Upon the receipt of a Third-Party Offer by a Selling Beneficial Owner, such Selling Beneficial Owner shall provide the Depositor notice of such Third-Party Offer, together with a true, correct and complete copy of such Third-Party Offer (collectively, the “ROFR Notice”). The Depositor will then have the right, but not the obligation, assignable in its sole and absolute discretion to any other Person, within ten (10) Business Days after Depositor’s receipt of the ROFR Notice, to elect to purchase the Offered Interest for the price and upon the terms and conditions as are contained in the Third-Party Offer by providing notice of such election to the Selling Beneficial Owner; provided, however, that the price that the Depositor or its assignee shall pay for the Offered Interest shall be reduced by any broker’s fees or commissions that would have been payable to any person under the Third-Party Offer if the Offered Interest had been sold pursuant to the Third-Party Offer. The giving of a ROFR Notice by a Selling Beneficial Owner to the Depositor shall constitute a representation and warranty by the Selling Beneficial Owner to the Offerees that the Third-Party Offer is bona fide in all respects. If the Depositor elects to purchase or assign the right to purchase the Offered Interest as described above, the closing on the sale of the Offered Interest shall take place within sixty (60) days of Depositor’s election to purchase or assign the right to purchase the Offered Interest, at a place and time to be mutually agreed between the Selling Beneficial Owner and the Depositor or other purchasing party. If the Depositor does not elect, within ten (10) days of Depositor’s receipt of the ROFR Notice, to purchase or assign the right to purchase the Offered Interest as described above, then the Selling Beneficial Owner shall be free to sell the Offered Interest to the Person who made the Third-Party Offer in accordance with the terms and conditions of the Third-Party Offer; provided, that (i) if the Offered Interest will not be sold for the price or upon the other terms and conditions stated in the Third-Party Offer for any reason, the Offered Interest may not be sold unless and until the Depositor has been given an opportunity to accept the revised Third-Party Offer in accordance with the terms and conditions of the right of first refusal contained in this Trust Agreement and (ii) the Depositor’s election not to exercise its right of first refusal under this Trust Agreement shall not be deemed a waiver of its rights under this Trust Agreement with respect to any other Third-Party Offers. Any transfer in violation of this Section 6.4(b) shall, to the fullest extent permitted by law, be null, void and of no effect whatsoever and the Trust (through the Depositor) may enforce this Section 6.4(b), without limitation, by injunction, specific performance or other equitable relief. Notwithstanding anything in this Trust Agreement to the contrary, the right of first refusal described in this Trust Agreement shall not be applicable with respect to a Permitted Transfer.

Section 6.5     Conditions to Admission of New Beneficial Owners. Any assignee or transferee of a Class 1 Beneficial Owner shall only become a Beneficial Owner upon such assignee’s or transferee’s written acceptance and adoption of this Trust Agreement, as manifested by its execution and delivery to the Manager of an executed agreement substantially in the form of Exhibit E, copies of which will be provided by the Manager to the Delaware Trustee and the Signatory Trustee.

Section 6.6     Limit on Number of Beneficial Owners. Notwithstanding anything to the contrary in this Trust Agreement, at no time shall the number of Beneficial Owners exceed 1,999 Persons. Any transfer that results in a violation of the preceding sentence shall, to the fullest extent permitted by law, be null, void and of no effect whatsoever.

Section 6.7        Representations and Acknowledgements of Beneficial Owners. Each Beneficial Owner hereby represents and warrants that it (a) is not acquiring its Beneficial Interest with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States; and (b) is aware of the restrictions on transfer that are applicable to the Beneficial Interests and will not offer, sell, pledge or otherwise transfer its Beneficial Interest except in compliance with all applicable securities laws and regulations. Each Beneficial Owner hereby acknowledges that (y) no Beneficial Interest may be sold, transferred or otherwise disposed of unless expressly permitted under this Trust Agreement and it is registered or qualified under the Securities Act and all other applicable laws of any applicable jurisdiction or an exemption therefrom is available in accordance with all other laws of any applicable jurisdiction; and (z) no Beneficial Interest has been or is expected to be registered under the Securities Act, and accordingly, all Beneficial Interests are subject to restrictions on transfer.

Section 6.8        Status of Relationship. This Trust Agreement shall not be interpreted to impose a partnership or joint venture relationship on the Beneficial Owners either at law or in equity. Accordingly, no Beneficial Owner shall have any liability for the debts or obligations incurred by any other Beneficial Owner, with respect to the Trust Estate, or otherwise, and no Beneficial Owner shall have any authority, other than as specifically provided in this Trust Agreement, to act on behalf of any other Beneficial Owner or to impose any obligation on any other Beneficial Owner with respect to the Trust Estate. Neither the power to give direction to the Delaware Trustee, the Signatory Trustee, the Manager, or any other Person nor the exercise thereof by any Beneficial Owner shall cause such Beneficial Owner to have duties (including fiduciary duties) or liabilities relating thereto to the Trust or to any Beneficial Owner.

Section 6.9       No Legal Title to Trust Estate. The Beneficial Owners shall not have legal title to the Trust Estate. The death, incapacity, dissolution, termination, or bankruptcy of any Beneficial Owner shall not result in the termination or dissolution of the Trust.

Section 6.10     In-Kind Distributions. Except as expressly provided in this Trust Agreement, no Beneficial Owner (a) has an interest in specific Trust property or (b) shall have any right to demand and receive from the Trust an in-kind distribution of the Trust Estate or any portion thereof. In addition, each Beneficial Owner expressly waives any right, if any, under the Statutory Trust Act to seek a judicial dissolution of the Trust, to terminate the Trust, or, to the fullest extent permit by law, to partition the Trust Estate.

Section 6.11      Rights and Powers of Class 2 Beneficial Owner Prior to Conversion Notice. Prior to the issuance of the Conversion Notice, the Class 2 Beneficial Owner shall have the right and power, at its sole discretion (but subject to the restrictions in Article 3), to:

(a)        Contribute additional assets to the Trust;

(b)        Cause the Trust to negotiate or re-negotiate loans or leases;

(c)        Cause the Trust to sell all or any portion of its assets and re-invest the proceeds of such sale or sales; and

(d)        Take any other action it deems appropriate in connection with the ownership and operation of the Real Estate.

It is expressly understood by the Class 2 Beneficial Owner that these powers are inconsistent with the ability to classify the Trust as an “investment trust” under Regulations Section 301.7701-4(c), and the Trust shall not be so classified prior to the issuance of the Conversion Notice. The Percentage Share of the Class 2 Beneficial Owner prior to the issuance of any Class 1 Beneficial Interests (pursuant to Section 6.14) shall be one hundred percent (100%).

Section 6.12     Issuance of Conversion Notice. The Class 2 Beneficial Owner may, at any time in its sole discretion, issue the Conversion Notice to the Delaware Trustee, the Signatory Trustee and the Manager. Upon issuance of the Conversion Notice, the Class 2 Beneficial Owner shall no longer have any of the rights or powers set forth in Section 6.11. Instead, the Class 2 Beneficial Owner shall have the same rights and powers as apply to a Class 1 Beneficial Owner (as set forth in Section 6.13). In no event may any Class 1 Beneficial Interests be issued to Investors until at least three (3) days after the issuance of the Conversion Notice.

Section 6.13     Rights and Powers of Class 1 Beneficial Owners. The Class 1 Beneficial Owners shall only have the right to receive distributions from the Trust as a result of the operations or sale of the Real Estate. The Class 1 Beneficial Owners shall not have the right or power to direct in any manner the Trust or the Manager in connection with the operation of the Trust or the actions of the Delaware Trustee, the Signatory Trustee or the Manager. In addition, the Class 1 Beneficial Owners shall not have the right or power to:

(a)        Contribute additional assets to the Trust (other than the initial contribution of cash in exchange for Class 1 Beneficial Interests);

(b)        Be involved in any manner in the operation or management of the Trust or its assets;

(c)        Cause the Trust to negotiate or re-negotiate loans or leases; or

(d)        Cause the Trust to sell its assets and re-invest the proceeds of such sale.

Section 6.14     Contributions by the Class 1 Beneficial Owners; Reduction in Class 2 Beneficial Interest. Upon the contribution of cash to the Trust by the Investors in exchange for Class 1 Beneficial Interests, such Investors shall become Class 1 Beneficial Owners. The amount of cash contributed by, and the Percentage Share of, each Investor shall be determined by the Manager and shall be set forth in the Purchase Agreement for each Investor. All cash contributed by Investors in exchange for Class 1 Beneficial Interests shall be used by the Trust to repurchase a corresponding portion of the Class 2 Beneficial Interest then held by the Depositor. With respect to each contribution by a Class 1 Beneficial Owner and related repurchase of a portion of the Class 2 Beneficial Interest then held by the Depositor, the reduction of the Percentage Share of the Depositor shall be equal to the Percentage Share granted by the Trust to the contributing Class 1 Beneficial Owner and shall be reflected on the books and records of the Trust. All funds received by the Trust from the Investors after issuance of the Conversion Notice (less any amounts required to pay expenses of the Trust) shall be used to repurchase a corresponding portion of the Class 2 Beneficial Interest then held by the Depositor, so that in no event may such repurchase result in a net increase or decrease in the corpus of the Trust. In no event shall any Class 2 Beneficial Interests be reissued.

Article 7
DISTRIBUTIONS AND REPORTS

Section 7.1        Payments From Trust Estate Only. All payments to be made by the Manager under this Trust Agreement shall be from the Trust Estate.

Section 7.2        Operating Account.  The Manager shall deposit all rents and other funds collected from the operation of the Real Estate in a reputable bank or financial institution in a trust or depository account (the “Operating Account”). The Manager shall maintain books and records of the funds from the Real Estate deposited in such account, interest earned thereon, and withdrawals therefrom. The Manager shall pay from the Operating Account the operating expenses of the Real Estate (other than those paid by a tenant of the Real Estate as set forth in its lease) and any other payments relative to the Real Estate as required by this Agreement.

Section 7.3        Distributions in General. The Manager shall distribute all available cash to the Beneficial Owners in accordance with their Percentage Share on a quarterly basis, after paying or reimbursing the Manager or the Delaware Trustee for any fees or expenses paid by the Manager or the Delaware Trustee on behalf of the Trust and paying the Manager’s annual fee, and retaining such additional amounts as the Manager determines are necessary to pay anticipated ordinary current and future Trust expenses (“Reserves”). Reserves and any other cash retained pursuant to this paragraph shall be invested by the Manager only in short-term obligations of (or guaranteed by) the United States, or any agency or instrumentality thereof and in certificates of deposit or interest-bearing bank accounts of any bank or trust companies having a minimum stated capital and surplus of $100,000,000 (a “Permitted Investment”). All such obligations must mature prior to the next distribution date, and be held to maturity. All amounts distributable to the Beneficial Owners pursuant to this Trust Agreement shall be paid by check or in immediately available funds by transfer to a banking institution with bank wire transfer facilities for the account of such Beneficial Owner, as instructed from time to time by such Beneficial Owner on the last Business Day of each calendar quarter.

Section 7.4        Distribution Upon Dissolution. In the event of the Trust’s dissolution in accordance with Article 9, all of the Trust Estate as may then exist after the winding up of its affairs in accordance with the Statutory Trust Act (including without limitation subsections (d) and (e) of Section 3808 of the Statutory Trust Act and providing for all costs and expenses, including any income or transfer taxes which may be assessed against the Trust, whether or not by reason of the dissolution of the Trust), shall, subject to Section 9.2, be distributed to those Persons who are then Beneficial Owners in their respective Percentage Shares.

Section 7.5        Cash and other Accounts; Reports by the Manager. The Manager shall be responsible for receiving all cash from the Master Tenant and placing such cash into one or more accounts as required under the distribution and investment obligations of the Trust under Section 7.3. The Manager shall furnish annual reports to each of the Beneficial Owners as to the amounts of rent received from the Master Tenant, the expenses incurred by the Trust with respect to the Real Estate (if any), the amount of any Reserves and the amount of the distributions made by the Trust to the Beneficial Owners.

Article 8
RELIANCE; REPRESENTATIONS; COVENANTS

Section 8.1        Good Faith Reliance. None of the Delaware Trustee, the Signatory Trustee or the Manager shall incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably and in good faith believed by such Person to be genuine and signed by the proper party or parties thereto. As to any fact or matter, the manner of ascertainment of which is not specifically described in this Trust Agreement, the Delaware Trustee, the Signatory Trustee and the Manager may for all purposes of this Trust Agreement rely on a certificate, signed by or on behalf of the Person executing such certificate, as to such fact or matter, and such certificate shall constitute full protection of the Delaware Trustee, the Signatory Trustee and the Manager for any action taken or omitted to be taken by them in good faith in reliance thereon, and the Delaware Trustee, the Signatory Trustee and the Manager may conclusively rely upon any certificate furnished to such Person that on its face conforms to the requirements of this Trust Agreement. Each of the Delaware Trustee, the Signatory Trustee and the Manager may (a) exercise its powers and perform its duties by or through such attorneys and agents as it shall appoint with due care, and it shall not be liable for the acts or omissions of such attorneys and agents; and (b) consult with counsel, accountants and other experts, and shall be entitled to rely upon the advice of counsel, accountants and other experts selected by it in good faith and shall be protected by the advice of such counsel and other experts in anything done or omitted to be done by it in accordance with such advice. In particular, no provision of this Trust Agreement shall be deemed to impose any duty on the Delaware Trustee, the Signatory Trustee or the Manager to take any action if such Person shall have been advised by counsel that such action may involve it in personal liability or is contrary to the terms of this Trust Agreement or to applicable law. For all purposes of this Trust Agreement, the Delaware Trustee and the Signatory Trustee shall be fully protected in relying upon the most recent Ownership Records delivered to it by the Manager.

Section 8.2        No Representations or Warranties as to Certain Matters. NONE OF THE DELAWARE TRUSTEE, THE SIGNATORY TRUSTEE OR THE MANAGER, EITHER WHEN ACTING UNDER THIS TRUST AGREEMENT IN ITS CAPACITY AS DELAWARE TRUSTEE, SIGNATORY TRUSTEE OR MANAGER OR IN ITS INDIVIDUAL CAPACITY, MAKES OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, LOCATION, VALUE, CONDITION, WORKMANSHIP, DESIGN, COMPLIANCE WITH SPECIFICATIONS, CONSTRUCTION, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE TRUST ESTATE OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE TRUST ESTATE OR ANY PART THEREOF.

None of the Delaware Trustee, the Signatory Trustee or the Manager makes any representation or warranty as to (a) the title, value, condition or operation of the Real Estate and (b) the validity or enforceability of Transaction Documents or as to the correctness of any statement contained in any thereof, except as expressly made by the Delaware Trustee, the Signatory Trustee or the Manager in its individual capacity. Each of the Delaware Trustee, the Signatory Trustee and the Manager represents and warrants to the Beneficial Owners that it has authorized, executed and delivered the Trust Agreement.

Article 9
TERMINATION

Section 9.1        Termination in General. The Trust shall not have perpetual existence and instead shall be dissolved and wound up in accordance with Section 3808 of the Statutory Trust Act upon the first to occur of a Transfer Distribution or the sale of Trust Estate pursuant to Section 9.3, at which time each Beneficial Owner’s Percentage Share of the Trust Estate shall be distributed to such Beneficial Owner in accordance with Section 7.4. Notwithstanding anything in this Section 9.1 or the Trust Agreement to the contrary, the Trust shall dissolve and wind up not later than twenty-one (21) years after the death of the last living descendant of Barack Obama, the 44th President of the United States, who was alive on the Deposit Date.

Section 9.2        Termination to Protect and Conserve Trust Estate. Upon the first to occur of (a) a sale of the Trust Estate pursuant to Section 9.3 or (b) if the Conversion Notice has been issued and the Manager determines that (i) the Master Tenant has failed to timely pay rent due under the Master Lease after the expiration of any applicable notice and cure provisions in the Master Lease, if any, (ii) the Master Tenant files for bankruptcy, seeks appointment of a receiver, makes an assignment for the benefit of its creditors or there occurs any similar event, or (iii) the Trust is otherwise in violation of Section 3.2(c), and if the Manager determines in writing that dissolution of the Trust is necessary and appropriate to preserve and protect the Trust Estate for the benefit of the Beneficial Owners, then, in either case, the Trust shall dissolve and wind up in accordance with Section 3808 of the Statutory Trust Act and each Beneficial Owner’s Percentage Share of the Trust Estate shall be distributed to such Beneficial Owner in accordance with this Section 9.2 in full and complete satisfaction and redemption of their Beneficial Interests. Subject to the requirements of Section 3808 of the Statutory Trust Act, immediately before any such liquidating distributions, and only in the event that a distribution is to be made to the Beneficial Owners under this Section 9.2, the Manager shall transfer title to the assets comprising the Trust Estate to a newly formed Delaware limited partnership (the “LP”) that has a limited partnership agreement substantially similar to that set forth in Exhibit F (the “Transfer Distribution”). As part of the Transfer Distribution, the Manager shall cause the limited partnership interests in the LP to be distributed to the Beneficial Owners in complete satisfaction of their Beneficial Interests in order to consummate the dissolution of the Trust. It is the express intent of this Agreement that no distribution be made under this Section 9.2. To the fullest extent permitted by applicable law, the Manager shall be fully protected in any such determination made in good faith, and shall have no liability to any Person, including without limitation the Beneficial Owners, with respect thereto, and each Beneficial Owner hereby releases Manager from any liability (and waives any rights to claims) with respect to any such determination made in good faith. If a determination has been made to dissolve the Trust under this Section 9.2, the Manager may, in its discretion and upon advice of counsel, utilize such other form of transaction (including, without limitation, a conversion of the Trust into a limited partnership if then permitted by applicable law) to accomplish the transaction contemplated by the Transfer Distribution, provided that such alternative form of transaction is entered into to preserve and protect the Trust Estate for the benefit of the Beneficial Owners and is in compliance with the Statutory Trust Act.

Section 9.3        Sale of the Trust Estate. The Manager may sell the Trust Estate at any time after the Trust Estate has been held by the Trust for at least two (2) years, or prior to the second anniversary of the Closing Date if there has been a material adverse change in the value of the Real Estate, as determined by the Manager (in its sole discretion), upon providing notice to the Delaware Trustee that, in the Manager’s sole discretion, a sale of the Trust Estate is appropriate. Any such sale of the Trust Estate shall occur as soon as practicable after the Manager has determined that such sale is appropriate. The Manager shall be responsible for (a) determining the fair market value of the Trust Estate, (b) providing notice to the Delaware Trustee that a sale of the Trust Estate is appropriate, (c) conducting the sale of the Trust Estate, and (d) after paying all amounts due to the Delaware Trustee under this Trust Agreement, and the Lender, if any, distributing the balance of the proceeds (net of any fee due to the Manager and applicable closing costs such as transfer taxes, title insurance and legal expenses) to the Beneficial Owners. The Delaware Trustee shall not be responsible for conducting the sale of the Trust Estate; provided, however, that the Delaware Trustee shall, at the Manager’s direction, execute any documents necessary to accomplish the sale of the Trust Estate as provided in this Trust Agreement. The Manager and the Delaware Trustee are expressly instructed to permit each Beneficial Owner to undertake its portion of the sale as a like-kind exchange within the meaning of Section 1031 of the Code or another type of tax-deferred exchange, including as described in Section 721 of the Code. Any sale of the Trust Estate shall be on an “as is, where is” basis and without any representations or warranties by the Delaware Trustee or the Manager (other than as to ownership of the Trust Estate and authority to enter into the sale).

Section 9.4        Manager Fee on Sale. The Manager shall receive a fee from the Trust equal to [•] percent ([•]%) of the gross proceeds of a sale of the Trust Estate to a third party (the “Disposition Fee”) as a result of offers received at any time as a result of negotiations by the Manager or its affiliates with, and submission of offers from, a prospective purchaser, and provided the Trust Agreement is in effect at the earlier of (a) the time of the Manager’s decision to sell the Trust Estate, and (b) the time of the submission of the offers. The Manager shall not have any obligation by virtue of this Trust Agreement to spend any of its own funds, or to take any action that could result in its incurring any cost or expense; provided, however, the Trust shall reimburse the Manager for any such out of pocket cost or expense reasonably incurred in connection with a sale of the Trust Estate to a third party as contemplated under this Trust Agreement. The Disposition Fee shall be reduced by the amount of any outstanding Manager Covered Expenses incurred by the Trust to the extent such Manager Covered Expenses result from the willful misconduct, bad faith, fraud or gross negligence of any Manager Indemnified Person.

Section 9.5        Distribution Upon Sale or Transfer Distribution. It is the express understanding of the Depositor that upon a Transfer Distribution under Section 9.2 or a sale under Section 9.3, the Trust shall distribute the interests in the LP or the proceeds of the sale, respectively, to the holders of Beneficial Interests in the Trust.

Section 9.6        Certificate of Cancellation. Upon the completion of the dissolution and winding up of the Trust, upon receipt of a written direction from the Manager, the Certificate of Trust shall be cancelled by the Delaware Trustee who shall execute and cause a certificate of cancellation to be filed in the office of the Secretary of State.

Article 10
MISCELLANEOUS

Section 10.1      Limitations on Rights of Others. Nothing in this Trust Agreement, whether express or implied, shall give to any Person other than the Depositor, the Delaware Trustee, the Signatory Trustee, the Manager, the Beneficial Owners, and the Trust any legal or equitable right, remedy or claim under this Trust Agreement.

Section 10.2     Successors and Assigns. All covenants and agreements contained in this Trust Agreement shall be binding upon and inure to the benefit of the Depositor, the Delaware Trustee, the Signatory Trustee, the Manager, the Beneficial Owners, the Trust, and their successors and assigns, all as provided in this Trust Agreement. Any request, notice, direction, consent, waiver or other writing or action by any such Person shall bind its successors and assigns.

Section 10.3     Usage of Terms. With respect to all terms in this Trust Agreement, the singular includes the plural and the plural includes the singular; words importing any gender include the other gender; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Trust Agreement; references to Persons include their successors and permitted assigns; and the term “including” means including without limitation.

Section 10.4      Headings. The headings of the various Articles and Sections in this Trust Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions of this Trust Agreement.

Section 10.5      Amendments. To the fullest extent permitted by applicable law, this Trust Agreement may not be supplemented or amended, and no term or provision of this Trust Agreement may be waived, discharged, or terminated orally, but only by a signed writing.

Section 10.6      Notices. All notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms of this Trust Agreement shall be in writing, and given by (a) overnight courier, or (b) hand delivery and shall be deemed to have been duly given when received. Notices shall be provided to the parties at the addresses specified below.

If to the Depositor:

TRT [•] LLC (or DCX [•] TRS LLC, as applicable)

518 17th Street, Suite 1700

Denver, Colorado 80202

Attention:      M. Kirk Scott
Facsimile:      (303) 577-9797
Telephone:    (303) 339-3609

with a copy to:

Dividend Capital Diversified Property Fund Inc.

518 17th Street, Suite 1700

Denver, Colorado 80202

Attention:      Joshua Widoff
Facsimile:      (303) 869-4602
Telephone:    (303) 597-0483

with a copy to:

Bryan Cave LLP

1700 Lincoln Street, Suite 4100
Denver, Colorado 80203
Attention:     Robert Bach
Facsimile:      (303) 335-3736
Telephone:    (303) 866-0236

If to the Delaware Trustee:

The Corporation Trust Company

209 N Orange St

Wilmington, DE 19801

If to the Manager, to:

DCX [•] Manager LLC

518 17th Street, Suite 1700

Denver, Colorado 80202

Attention:      M. Kirk Scott
Facsimile:     (303) 577-9797
Telephone:    (303) 339-3609

with a copy to:

Dividend Capital Diversified Property Fund Inc.

518 17th Street, Suite 1700

Denver, Colorado 80202

Attention:      Joshua Widoff
Facsimile:      (303) 869-4602
Telephone:    (303) 597-0483

with a copy to:

Bryan Cave LLP

1700 Lincoln Street, Suite 4100
Denver, Colorado 80203
Attention:      Robert Bach
Facsimile:      (303) 335-3736
Telephone:     (303) 866-0236

If to a Beneficial Owner, at such Person’s address as specified in the most recent Ownership Records.

From time to time the Depositor, Delaware Trustee, the Signatory Trustee or Manager may designate a new address for purposes of notice under this Trust Agreement by notice to the others, and any Beneficial Owner may designate a new address for purposes of notice under this Trust Agreement by notice to the Manager.

Section 10.7     Governing Law. This Trust Agreement shall be governed by and construed and enforced in accordance with the laws of the state of Delaware (without regard to conflict of law principles). The laws of the state of Delaware pertaining to trusts (other than the Statutory Trust Act) shall not apply to this Trust Agreement.

Section 10.8     Counterparts. This Trust Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and to this Trust Agreement were upon the same instrument.

Section 10.9     Severability. Any provision of this Trust Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Trust Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, each of the parties hereby waives any provision of applicable law that renders any such provision prohibited or unenforceable in any respect.

Section 10.10    Signature of Beneficial Owners. Each Investor will execute the Signature Page for Assignee or Transferee Beneficial Owners of DCX [•] DST, a Delaware statutory trust in substantially the form set forth in Exhibit E (the “Signature Page”) in connection with their acquisition of a Class 1 Beneficial Interests. By executing the Signature Page, each Investor hereby acknowledges and agrees to be bound by the terms of the limited partnership agreement contemplated under Section 9.2 and in the form substantially similar to that set forth in Exhibit F (the “LP Agreement”) when and if such limited partnership is formed and pursuant to Section 19.19 of the LP Agreement. In addition, in light of their agreement to this Section 10.10, each Investor hereby acknowledges and agrees that their signature to the LP Agreement will not be required as of the Kick-out Date (as defined in the LP Agreement).

Section 10.11    Arbitration.  Any dispute, claim or controversy arising out of or relating to this Trust Agreement, or breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Trust Agreement, shall be determined by binding arbitration in Denver, Colorado, before a sole arbitrator selected by the Signatory Trustee (or by the Manager, if explicitly provided in this Trust Agreement) in its sole and absolute discretion. Arbitration shall be administered by JAMS pursuant to its Streamlined Arbitration Rules and Procedures. Judgment on the award may be entered in any court having jurisdiction. The arbitrator shall, in the award, allocate all of the costs of the arbitration (and the mediation, if applicable), including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail. Anything to the contrary in this Trust Agreement notwithstanding, the provisions of this Section 10.11 shall not apply with respect to any application made by any party to this Trust Agreement for injunctive relief under this Trust Agreement.

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[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties has caused this Trust Agreement to be duly executed as of the day and year first above written.

THE INITIAL DEPOSITOR:

TRT [•] LLC, a Delaware limited liability company

By: TRT Master Retail Holdco LLC, a Delaware limited liability company, its sole member

By: DCTRT Real Estate Holdco LLC, a Delaware limited liability company, its sole member

By: Dividend Capital Total Realty Operating Partnership LP, a Delaware limited partnership, its sole member

By: Dividend Capital Diversified Property Fund Inc., a Maryland corporation, its general partner

By:
Name:
Title:

THE MANAGER AND SIGNATORY TRUSTEE:

DCX [•] Manager LLC, a Delaware limited liability company

By: DCX Manager LLC, a Delaware limited liability company, its sole member

By:
Name:
Title:

THE Delaware Trustee:

The Corporation Trust Company

By:
Name:
Title:

[Signature Page to Trust Agreement ([•])]

EXHIBIT A

REAL ESTATE

(Legal Description)

EXHIBIT B

FORM OF substitute option agreement

[INSERT FORM]

2

EXHIBIT C

CERTIFICATE OF TRUST
OF
DCX [•] DST, a delaware statutory trust

THIS CERTIFICATE OF TRUST OF DCX [•] DST, a Delaware statutory trust (the “Trust”) is being duly executed and filed by the undersigned on behalf of the Trust to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. §§3801 et seq.) (as amended, the “Statutory Trust Act”).

1.	Name. The name of the statutory trust being formed is DCX [•] DST

2.	Delaware Resident Trustee. The name and business address of the Delaware resident trustee of the Trust with a principal place of business in the State of Delaware is as follows:

The Corporation Trust Company
1209 N Orange St.
Wilmington, DE 19801

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811(a) of the Statutory Trust Act.

The Corporation Trust Company, not in its individual capacity, but solely as Delaware resident trustee

By:
Name:
Title:

DCX [●] Manager LLC, a Delaware limited liability company, as co-trustee

By: DCX Manager LLC, a Delaware limited liability company, its sole member

By:
Name:
Title:

EXHIBIT D

OWNERSHIP RECORDS

FOR

DCX [•] DST, a Delaware statutory trust

LAST REVISED [•],[•].

Name:	Mailing Address:	Telephone Number:	Percentage (%) Beneficial Interest
________________	________________	________________	________________

[Signatures on Following Page]

I hereby certify that the foregoing Ownership Records are complete and accurate as of the date set forth above.

DCX [•] Manager LLC, not in its individual capacity, but solely as Manager

By:
Name:
Title:

[Signature Page to Trust Agreement Exhibit D]

EXHIBIT E

AGREEMENT OF ASSIGNEE OR TRANSFEREE BENEFICIAL OWNER OF

DCX [●] DST, A DELAWARE STATUTORY TRUST

The undersigned has received and reviewed, with assistance from such legal, tax, investment, and other advisors and skilled persons as the undersigned has deemed appropriate, the Trust Agreement of DCX [●] DST, a Delaware statutory trust dated as of [●],[●] (the “Trust Agreement”), by and among TRT [●] LLC, as Initial Depositor, DCX [●] MANAGER LLC, as Manager and Signatory Trustee, and the Corporation Trust Company, as Delaware Trustee, and hereby covenants and agrees to be bound by the Trust Agreement as a Class 1 Beneficial Owner. All capitalized terms used in this Agreement, and not defined in this Agreement shall have the meanings given to such terms in the Trust Agreement.

In connection with the purchase of the Class 1 Beneficial Interest, the undersigned hereby:

1.1          Acknowledges (a) that the Class 1 Beneficial Interest being acquired by the undersigned is subject to a right of first refusal in favor of the Manager, all as more particularly set forth in Section 6.4 of the Trust Agreement and (b) that the failure of the Manager being given the right to exercise said right of first refusal could void the undersigned’s acquisition of the subject Class 1 Beneficial Interest or otherwise have an adverse effect on the undersigned’s right, title and interest in and to the subject Class 1 Beneficial Interest.

1.2          Represents and warrants that the undersigned: (a) understands and is aware that there are substantial uncertainties regarding the treatment of the undersigned’s Class 1 Beneficial Interest as real estate for federal income tax purposes; (b) fully understands that there is significant risk that the undersigned’s Class 1 Beneficial Interest will not be treated as real estate for federal income tax purposes; (c) has independently obtained advice from its legal counsel and/or accountant regarding any tax-deferred exchange under Code Section 1031, including, without limitation, whether the acquisition of the undersigned’s Class 1 Beneficial Interest may qualify as part of a tax-deferred exchange, and the undersigned is relying on such advice and not on the opinion of counsel issued to the Trust or upon any statements in the Memorandum (as defined below) regarding the tax treatment of the Class 1 Beneficial Interests; (d) is aware that the Internal Revenue Service (“IRS”) has issued Revenue Ruling 2004-86 (the “Revenue Ruling”) specifically addressing Delaware Statutory Trusts, the Revenue Ruling is merely guidance and is not a “safe-harbor” for taxpayers or sponsors, and, without the issuance of a Private Letter Ruling on a specific offering, there is no assurance that the undersigned’s Class 1 Beneficial Interest will not be treated as a partnership interest for federal income tax purposes; (e) understands that Trust has not obtained a ruling from the IRS that the undersigned’s Class 1 Beneficial Interest will be treated as an undivided interest in real estate as opposed to an interest in a partnership; (f) understands that the tax consequences of an investment in the undersigned’s Class 1 Beneficial Interest, especially the treatment of the transaction described in this Agreement under Code Section 1031 and the related “1031 Exchange” rules, are complex and vary with the facts and circumstances of each individual purchaser; (g) understands that, notwithstanding the opinion of counsel issued to the Trust states that a purchaser’s Class 1 Beneficial Interest “should” be considered a real property interest and not a partnership interest for federal income tax purposes, no assurance can be given that the IRS will agree with this opinion; and (h) shall, for federal income tax purposes, report the purchase of the Class 1 Beneficial Interest by the undersigned as a purchase by the undersigned of a direct ownership interest in the Real Estate.

1.3          Acknowledges that the undersigned (a) has received from the undersigned’s transferor or assignor a courtesy copy of the Program Description Memorandum and applicable Supplement regarding the sale of the Class 1 Beneficial Interests by the Trust (together with any addendums or supplements thereto, the “Memorandum”) and the Trust Agreement and (b) is familiar with and understands each of the foregoing including the “Risk and Other Investment Factors” set forth in the Memorandum.

1.4          Represents and warrants that the undersigned, in determining to acquire the Class 1 Beneficial Interest, has relied solely upon the advice of the undersigned’s legal counsel and accountants or other financial advisors with respect to the tax and other consequences involved in acquiring the Class 1 Beneficial Interest and that none of the Trust, the Delaware Trustee, the Signatory Trustee, the Manager or the Initial Depositor or the Successor Depositor has made any representation to the undersigned regarding the Class 1 Beneficial Interest or the Real Estate.

1.5          Acknowledges that the Class 1 Beneficial Interest being acquired will be governed by the terms and conditions of the Trust Agreement, and under certain circumstances by the limited partnership agreement contemplated under Section 9.2 of the Trust Agreement and attached as Exhibit F thereto, both of which the undersigned accepts and by which the undersigned agrees by execution of this Agreement to be legally bound notwithstanding that his signature will not be required on either agreement.

1.6          Represents and warrants that the undersigned either (a) is an “accredited investor” as such term is defined Regulation D of the Securities Act of 1933, or (b) is acquiring the Class 1 Beneficial Interest in a fiduciary capacity for a person meeting such condition.

1.7          Represents and warrants that the Class 1 Beneficial Interest being acquired will be acquired for the undersigned’s own account without a view to public distribution or resale and that the undersigned has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of the Class 1 Beneficial Interest or any portion thereof to any other Person.

1.8          Represents and warrants that the undersigned (a) can bear the economic risk of the purchase of the Class 1 Beneficial Interest including the total loss of the undersigned’s investment, (b) has such knowledge and experience in business and financial matters, including the analysis of or participation in offerings of privately issued securities, as to be capable of evaluating the merits and risks of purchasing Class 1 Beneficial Interests, and (c) if an individual, is at least nineteen (19) years of age.

1.9          Understands that the Class 1 Beneficial Interest has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state and are subject to substantial restrictions on transfer as described in the Memorandum under “Transfer Limitations,” which restrictions are in addition to certain other restrictions set forth in the Trust Agreement.

1.10        Agrees that the undersigned will not sell or otherwise transfer or dispose of any Class 1 Beneficial Interest or any portion thereof unless (a) (i) such Class 1 Beneficial Interest is registered under the Securities Act and any applicable state securities laws, (ii) the transferee is an accredited investor as such term is defined Regulation D of the Securities Act of 1933 and (iii) if required by the Trust (through the Manager), the undersigned obtains an opinion of counsel that is satisfactory to the Trust that such Class 1 Beneficial Interest may be sold in reliance on an exemption from such registration requirements, and (b) the transfer is otherwise made in accordance with the Trust Agreement.

1.11        Understands that (a) the Trust has no obligation or intention to register any Class 1 Beneficial Interest for resale or transfer under the Securities Act or any state securities laws or to take any action (including the filing of reports or the publication of information as required by Rule 144 under the Securities Act) which would make available any exemption from the registration requirements of any such laws, and (b) the undersigned therefore may be precluded from selling or otherwise transferring or disposing of any Class 1 Beneficial Interest or any portion thereof for an indefinite period of time or at any particular time.

1.12        Understands that no federal or state agency including the Securities and Exchange Commission or the securities commission or authorities of any other state has approved or disapproved the Class 1 Beneficial Interests, passed upon or endorsed the merits of the Trust’s offering of Class 1 Beneficial Interests or the accuracy or adequacy of the Memorandum, or made any finding or determination as to the fairness of the Interest for public investment.

1.13        Represents, warrants and agrees that, if the undersigned is acquiring the Class 1 Beneficial Interest in a fiduciary capacity, (a) the above representations, warranties, agreements, acknowledgments and understandings shall be deemed to have been made on behalf of the Person or Persons for whose benefit such Class 1 Beneficial Interest is being acquired, (b) the name of such Person or Persons is indicated below the undersigned’s name, and (c) such further information as the Manager deems appropriate shall be furnished regarding such Person or Persons.

1.14        Acknowledges and agrees that counsel, including special tax counsel, to the Trust, the Initial Depositor, the Successor Depositor, the Manager and their Affiliates do not represent, and shall not be deemed under applicable codes of professional responsibility, to have represented or to be representing, any transferee or assignee, including the undersigned, in any way in connection with the transfer or assignment of a Class 1 Beneficial Interest.

1.15        Agrees to indemnify, defend and hold harmless the Trust, Delaware Trustee, the Signatory Trustee, Initial Depositor, the Successor Depositor, and Manager, and each of their members, managers, shareholders, officers, directors, employees, consultants, affiliates and advisors (collectively, the “Indemnified Persons”) of and from any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees and costs) that they may incur by reason of the untruth or inaccuracy of any of the representations, warranties, covenants or agreements contained in this Agreement or in any other document transferee or assignee has furnished to any of the foregoing in connection with this transaction. In addition, if any person shall assert a claim to a finder’s fee or real estate brokerage commission on account of alleged employment as a finder or real estate broker through or under the undersigned in connection with the undersigned’s acquisition of the Class 1 Beneficial Interest, the undersigned shall indemnify and hold the Indemnified Parties harmless from and against any such claim. This indemnification includes, but is not limited to, any damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees and costs) incurred by the Indemnified Parties defending against any alleged violation of federal or state securities laws, which is based upon or related to any untruth or inaccuracy of any of the representations, warranties or agreements contained in this Agreement or in any other documents the undersigned has furnished to any of the foregoing in connection with this transaction, and against any failure of the transaction to satisfy any Code Section 1031 requirements in connection with the undersigned’s exchange under such provisions.

1.16        Represents and warrants that neither the undersigned nor any Affiliate of the undersigned (a) is a Sanctioned Person (defined below), (b) has more than __% of its assets in Sanctioned Countries (defined below), or (c) derives more than __% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. For purposes of the foregoing, a “Sanction Person” shall mean (y) a Person named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or as otherwise published from time to time, or (z) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanction Country” shall mean a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time.

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[SIGNATURE PAGE FOLLOWS]

The representations, warranties, acknowledgments, understandings and indemnities of transferee or assignee set forth in this Agreement above shall survive the undersigned’s acquisition of the Class 1 Beneficial Interest.

Name:

STATE OF _____________	)
	)	SS.
COUNTY OF ____________	)

SWORN AND SUBSCRIBED before me the __ day of _______, 20__.

Name of Notary Public:______________

My Commission Expires:_____________

EXHIBIT F

FORM OF LIMITED PARTNERSHIP AGREEMENT

LIMITED PARTNERSHIP AGREEMENT

OF

DCx [●] dst LP

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

Page
18.9 Time	26
18.10 Additional Documents	26
18.11 Descriptions	26
18.12 Binding Arbitration	26
18.13 Venue	26
18.14 Partition	26
18.15 Integrated and Binding Agreement	26
18.16 Legal Counsel	27
18.17 Title to Partnership Property	27
18.18 Conflict	27
18.19 Signature of the Limited Partners	27

-iv-

LIMITED PARTNERSHIP AGREEMENT
OF
dcx [●] dst LP

This Limited Partnership Agreement (this “Agreement”), effective as of the Transfer Date, is entered into by and between DCX [●] Manager LLC, a Delaware limited partnership, or its affiliate as the General Partner and in its capacity as Manager of the Initial Limited Partner, and the parties listed on Exhibit B and executing counterparts to this Agreement, as Limited Partners, pursuant to the Act on the following terms and conditions.

RECITALS

WHEREAS, an Affiliate of the General Partner established DCX [●] DST, a Delaware statutory trust (the “Trust”) to acquire and hold the Trust Estate and sell Beneficial Interests in such Trust to the Beneficial Owners pursuant to that certain Program Description Memorandum dated as of March 2, 2016 (the “Memorandum”) and that certain Property Supplement to the Memorandum dated as of [●] (the “Supplement”);

WHEREAS, the Limited Partners hold all of the Beneficial Interests in the Trust as the Beneficial Owners thereof and in the percentage amounts reflected on Exhibit B;

WHEREAS, the Manager has determined that a distribution of Units to the Beneficial Owners in exchange for, and in termination of, their Beneficial Interests should be made pursuant to Section 9.2 of the Trust Agreement in order to preserve and protect the Trust Estate;

WHEREAS, in order to preserve and protect the Trust Estate, the General Partner established the Partnership to hold the Trust Estate and issue (a) all of the Class A Units to the Initial Limited Partner in exchange for its contribution of the Trust Estate to the Partnership, and (b) one Class B Unit to the General Partner in exchange for its contribution of cash to the Partnership in the amount reflected on Exhibit B; and

WHEREAS, upon termination of the Trust (which will occur immediately after the transfer of the Trust Estate to the Partnership in exchange for the Class A Units), the Trust, as the Initial Limited Partner, will distribute all of the Class A Units held by the Trust to the Beneficial Owners (in the amounts reflected on Exhibit B, such that each Limited Partner shall receive a percentage amount of Class A Units which is equal to such Limited Partner’s percentage amount of Beneficial Interests as reflected on Exhibit B) in exchange for, and in termination and redemption of, their Beneficial Interests, and, in connection therewith, the General Partner will admit the Beneficial Owners as Limited Partners of the Partnership and the interest of the Initial Limited Partner in the Partnership will be terminated.

AGREEMENT

NOW THEREFORE, the Limited Partners and the General Partner agree that the Partnership shall be governed by and operated pursuant to the Act and the terms of this Agreement as hereinafter set forth.

1.            Organization.

1.1              Limited Partnership. On the Transfer Date, or shortly thereafter, the General Partner shall file a Certificate of Limited Partnership with the office of the Secretary of State of Delaware in accordance with and pursuant to the Act to form the Partnership. The General Partner may at its discretion elect limited liability limited partnership status for the Partnership.

1

1.2              Name and Place of Business. The name of the Partnership shall be DCX [●] DST LP, and its principal place of business shall be 518 17th Street, 17th Floor, Denver, Colorado 80202. The General Partner may change such name, change such place of business or establish additional places of business of the Partnership as the General Partner may determine to be necessary or desirable.

1.3              Business and Purpose of the Partnership. The nature of the business and the purposes to be conducted and promoted by the Partnership are to engage solely in the following activities:

1.3.1         To own, hold, sell, assign, transfer, and otherwise deal with the Trust Estate.

1.3.2        To exercise all powers enumerated in the Act if necessary or convenient to the conduct, promotion or attainment of the business or purposes otherwise set forth in this Agreement.

1.4              Term. The term of the Partnership shall terminate as provided in Section 13 of this Agreement.

1.5              Required Filings. The General Partner shall execute, acknowledge, file, record and/or publish such certificates and documents as may be required by this Agreement or by law in connection with the formation and operation of the Partnership.

1.6              Registered Office and Registered Agent. The Partnership’s initial registered office and initial registered agent shall be as provided in the Certificate of Limited Partnership. The registered office and registered agent may be changed from time to time by the General Partner by filing the address of the new registered office and/or the name of the new registered agent pursuant to the Act.

1.7              Certain Transactions. Any Partner, or any Affiliate of a Partner, or any shareholder, officer, director, employee, partner, member or any person owning an interest therein, may engage in or possess an interest in any other business or venture of any nature or description, whether or not competitive with the Partnership including, but not limited to, the acquisition, syndication, ownership, financing, leasing, operation, maintenance, management, brokerage, construction and development of property similar to the Property and no General Partner, Limited Partner or other person or entity shall have any interest in such other business or venture by reason of their interest in the Partnership.

2.            Definitions. Definitions for this Agreement are set forth on Exhibit A and are incorporated in this Agreement.

2

3.            Capitalization and Financing.

3.1              Limited Partners’ Capital Contributions.

3.1.1        Initial Limited Partner; Contribution of the General Partner. The Trust, as the Initial Limited Partner, shall contribute the Trust Estate to the Partnership in exchange for all of the authorized Class A Units in the Partnership. The Trust shall then distribute the Class A Units to the Beneficial Owners in proportion to and in exchange for, and in termination of, their Beneficial Interests in the Trust. The General Partner shall contribute the amount of cash reflected on Exhibit B to the Partnership in exchange for the one Class B Unit authorized under this Agreement.

3.1.2        Units. The Partnership is hereby authorized to issue Class A Units and to admit the Beneficial Owners as Limited Partners of the Partnership. In addition, the Partnership is hereby authorized to issue one (1) Class B Unit to the General Partner.

3.1.3        Liabilities of Limited Partners. Except as specifically provided in this Agreement, neither the General Partner nor any Limited Partner shall be required to make any additional contributions to the Partnership and no General Partner or Limited Partner shall be liable for the debts, liabilities, contracts, or any other obligations of the Partnership, nor shall the General Partner or the Limited Partners be required to lend any funds to the Partnership.

3.2              Additional Voluntary Capital Contributions or Additional Class A Units. The General Partner may determine, in its sole discretion, that Capital Expenditures are in the best interest of the Partnership. The General Partner may request that the Limited Partners make additional voluntary capital contributions (“Additional Voluntary Capital Contributions”) in exchange for additional Class A Units or may sell additional Class A Units to new Limited Partners to enable the Partnership to make Capital Expenditures. In the event the General Partner requests Additional Voluntary Capital Contributions, the General Partner shall notify the Limited Partners in writing (the “Contribution Notice”) of the requested amount of such Additional Voluntary Capital Contribution, and a Limited Partner may, within twenty-one (21) days of receiving such notice, elect (in writing by notice given to the General Partner) to make the requested Additional Voluntary Capital Contributions. Limited Partners shall initially have the right to make Additional Voluntary Capital Contributions in proportion to their Class A Units in exchange for additional Class A Units. If less than all of the Limited Partners elect to make Additional Voluntary Capital Contributions, the Limited Partners agreeing to make Additional Voluntary Capital Contributions may elect to contribute additional amounts in proportion to their Class A Units in exchange for additional Class A Units. If the total amount the Limited Partners wishing to make the Additional Voluntary Capital Contributions agree to contribute is less than the amount requested by the General Partner, the General Partner is hereby authorized to sell Class A Units to new Limited Partners and to admit additional Limited Partners as necessary to insure that it receives the requested amount of Additional Voluntary Capital Contributions. In the event the General Partner determines to sell additional Class A Units, existing Limited Partners and the General Partner may participate on the same basis as new Limited Partners on a first-come, first-serve basis. Fractional Class A Units may be issued under this Agreement. To the extent that additional Class A Units are issued to any existing or new Partner in exchange for Additional Voluntary Capital Contributions in accordance with this Section 3.2, the number of additional Class A Units issued to each Partner making Additional Voluntary Capital Contributions shall be equal to (a) the Additional Voluntary Capital Contributions made by such Partner in response to the Contribution Notice divided by (b) the “Adjusted Class A Unit Price.” The “Adjusted Class A Unit Price” shall be equal to (a) the net fair market value of the assets of the Partnership as determined by the General Partner in its sole discretion and set forth in the Contribution Notice, divided by (b) the aggregate number of Class A Units outstanding on the date the Contribution Notice is issued by the General Partner. The General Partner may amend Exhibit B from time to time to reflect the issuance of additional Class A Units and the admission of additional Limited Partners.

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3.3              General Partner Loans. The General Partner or its Affiliates may, but will have no obligation to, make loans to the Partnership to pay Partnership operating expenses. No such loan shall be made unless and until the Limited Partners have had the opportunity to make and have failed, within the twenty-one (21) day period set forth in Section 3.2, to make sufficient Additional Voluntary Capital Contributions in an amount that would otherwise satisfy such Partnership operating expenses. Any such loan shall bear interest at the lesser of (a) fifteen percent (15%) or (b) the maximum rate allowable by law, and shall provide for the payment of principal and any accrued but unpaid interest in accordance with the terms of the promissory note evidencing such loan, but in no event later than dissolution of the Partnership.

4.            Allocation of Income and Loss.

4.1              Allocation to the Partners. For each fiscal year, the income and loss of the Partnership shall be allocated .0001% to the General Partner and the balance to the Limited Partners in proportion to their Class A Units.

4.2              Allocation Among Class A Units. Except as otherwise provided in this Agreement, all Distributions and allocations made to the Class A Units shall be in the ratio of the number of Class A Units held by each such Limited Partner on the date of such allocation (which allocation date shall be deemed to be the last day of each month) to the total outstanding Class A Units as of such date, and, except as otherwise provided in this Agreement, without regard to the number of days during such month that the Units were held by each Limited Partner. In the event additional Limited Partners are admitted to the Partnership on different dates during any fiscal year, the income or loss allocated to Limited Partners for that fiscal year shall be apportioned among them in proportion to the number of Class A Units each Limited Partner held from time to time during the fiscal year in accordance with Code Section 706.

4.3              Allocation of Partnership Items. Except as otherwise provided in this Agreement, whenever a proportionate part of income or loss is allocated to a Partner, every item of income, gain, loss or deduction entering into the computation of such income or loss, and every item of credit or tax preference related to such allocation and applicable to the period during which such income or loss was realized, shall be allocated to the Partner in the same proportion.

4.4              Assignment. In the event of the assignment of a Class A Unit, the income and loss shall be apportioned as between the Limited Partner and his or her assignee based upon the number of months of their respective ownership during the year in which the assignment occurs, without regard to the results of the Partnership’s operations during the period before or after such assignment. Distributions shall be made to the holder of record of the Class A Units as of the date of the Distribution. An assignee that receives Class A Units during the first fifteen (15) days of a month will receive any allocations relative to such month. An assignee that acquires Class A Units on or after the sixteenth (16th) day of a month will be treated as acquiring his or her Units on the first (1st) day of the following month.

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4.5              Consent of Limited Partners. The methods for allocating income and loss are hereby expressly consented to by each Limited Partner as a condition of becoming a Limited Partner.

4.6              Withholding Obligations.

4.6.1        If the Partnership is required (as determined in good faith by the General Partner) to make a payment (“Tax Payment”) with respect to any Limited Partner to discharge any legal obligation on the part of the Partnership or the General Partner to make payments to any governmental authority with respect to any federal, foreign, state or local tax liability of such Limited Partner arising as a result of such Limited Partner’s interest in the Partnership, then, notwithstanding any other provision of this Agreement to the contrary, the amount of any such Tax Payment shall be deemed to be a loan by the Partnership to such Limited Partner, which loan shall bear interest at the Prime Rate and be payable upon demand or by offset to any Distribution which otherwise would be made to such Limited Partner.

4.6.2        If and to the extent the Partnership is required to make any Tax Payment with respect to any Limited Partner, or elects to make payment on any loan described in Section 4.6.1 by offset to a Distribution to a Limited Partner, either (a) such Limited Partner’s proportionate share of such Distribution shall be reduced by the amount of such Tax Payment, or (b) such Limited Partner shall pay to the Partnership prior to such Distribution an amount of cash equal to such Tax Payment. In the event a portion of a Distribution in kind is retained by the Partnership pursuant to clause (a) above, such retained property may, in the discretion of the General Partner, either (i) be distributed to the other Limited Partners, or (ii) be sold by the Partnership to generate the cash necessary to satisfy such Tax Payment. If the property is sold, then for purposes of income tax allocations only under the Agreement, any gain or loss from such sale or exchange shall be allocated to the Limited Partner to whom the Tax Payment relates. If the property is sold at a gain, and the Partnership is required to make any Tax Payment on such gain, the Limited Partner to whom the gain is allocated shall pay the Partnership prior to the due date of Tax Payment an amount of cash equal to such Tax Payment.

4.6.3        The General Partner shall be entitled to hold back any Distribution to any Limited Partner to the extent the General Partner believes in good faith that a Tax Payment will be required with respect to such Limited Partner in the future and the General Partner believes that there will not be sufficient subsequent Distributions to make such Tax Payment.

5.            Distributions.

5.1              Cash from Operations. Except as provided in Section 5.2 and as otherwise provided in Section 13, Distributable Cash with respect to each calendar year shall be distributed .0001% to the General Partner and the balance to the Limited Partners in proportion to their Class A Units.

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5.2              Restrictions. The Partnership intends to make periodic distributions of substantially all cash determined by the General Partner to be distributable, subject to the following: (a) Distributions may be restricted or suspended for periods when the General Partner determines in its reasonable discretion that it is in the best interest of the Partnership; (b) all Distributions are subject to the payment, and the maintenance of reasonable reserves for payment, of Partnership obligations; and (c) all Distributions shall be paid only to the extent that all currently due operating expenses have been paid or otherwise provided for.

6.            Compensation to the General Partner and its Affiliates.

6.1              Fees and Compensation to the General Partner and its Affiliates. The General Partner, its Affiliates, and Affiliates of officers of the General Partner shall be entitled to receive as compensation an annual fee in an amount that is the greater of (a) [●] percent ([●]%) of the gross rents payable by the Master Tenant under the Master Lease or (b) $[●], which shall be payable monthly in arrears and pro-rated for any applicable portion of a calendar year. In addition, the General Partner, its Affiliates, and Affiliates of officers of the General Partner shall be entitled to receive a fee from the Partnership equal to [●]percent ([●]%) of the gross proceeds of a sale of the Trust Estate to a third party as a result of offers received at any time as a result of negotiations by the General Partner or its Affiliates with, and submission of offers from, a prospective purchaser, and provided this Limited Partnership Agreement is in effect at the earlier of (x) the time of the General Partner’s decision to sell the Trust Estate, and (y) the time of the submission of the offers. The General Partner shall not have any obligation by virtue of this Limited Partnership Agreement to spend any of its own funds, or to take any action that could result in its incurring any cost or expense; provided, however, the Partnership shall reimburse the General Partner for any such out of pocket cost or expense reasonably incurred in connection with a sale of the Trust Estate to a third party as contemplated under this Agreement.

6.2              Partnership Expenses.

6.2.1        Operating Expenses. Subject to the limitations set forth in Section 6.2.2, the Partnership shall pay directly, or reimburse the General Partner as the case may be, for all of the costs and expenses of the Partnership’s operations, including, without limitation, the following costs and expenses: (a) all Organization Expenses advanced or otherwise paid by the General Partner; (b) all costs of personnel employed by the Partnership and directly involved in the Partnership’s business; (c) all compensation due to the General Partner or its Affiliates; (d) all costs of personnel employed by the General Partner or its Affiliates and directly involved in the business of the Partnership; (e) all costs of borrowed money and taxes applicable to the Partnership; (f) legal, accounting, audit, brokerage, and other fees; (g) fees and expenses paid to independent contractors, mortgage bankers, real estate brokers, and other agents; (h) all expenses incurred in connection with the maintenance of Partnership books and records, the preparation and dissemination of reports, tax returns or other information to the Limited Partners and the making of Distributions to the Limited Partners; (i) expenses incurred in preparation and filing reports or other information with appropriate regulatory agencies; (j) expenses of insurance as required in connection with the business of the Partnership, other than any insurance insuring the General Partner against losses for which it is not entitled to be indemnified under Section 7.7; (k) costs incurred in connection with any litigation in which the Partnership may become involved, or any examination, investigation, or other proceedings conducted by any regulatory agency, including legal and accounting fees; (l) the actual costs of goods and materials used by or for the Partnership; (m) the costs of services that could be performed directly for the Partnership by independent parties such as legal, accounting, secretarial or clerical, reporting, transfer agent, data processing and duplicating services but which are in fact performed by the General Partner or its Affiliates, but not in excess of the lesser of: (i) the actual costs to the General Partner or its Affiliates of providing such services; or (ii) the amounts which the Partnership would otherwise be required to pay to independent parties for comparable services in the same geographic locale; (n) expenses of Partnership administration, accounting, documentation and reporting; (o) expenses of revising, amending, modifying, or terminating this Agreement; (p) all travel expenses incurred in connection with the Partnership’s business; and (q) all other costs and expenses incurred in connection with the business of the Partnership exclusive of those set forth in Section 6.2.2. All payments set forth in this Agreement shall be paid from any funds available after payment of, or other provision for, all other currently due operating expenses for the Property.

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6.2.2        General Partner Overhead. Except as set forth in this Section 6, the General Partner and its Affiliates shall not be reimbursed for overhead expenses incurred in connection with the Partnership, including but not limited to rent, depreciation, utilities, capital equipment, or other administrative items.

7.            Authority and Responsibilities of the General Partner.

7.1              Management. The General Partner shall manage the business and affairs of the Partnership. Except as otherwise set forth in this Agreement and the Certificate of Limited Partnership, and to the maximum extent permitted by law, the General Partner shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Partnership, to make all decisions regarding those matters, and to perform any and all other acts or activities customary or incident to the management of the Partnership’s business.

7.2              Number, Tenure and Qualifications. The Partnership shall have one General Partner, which shall initially be DCX [●] Manager LLC. The General Partner shall remain the General Partner until such General Partner is removed, withdraws or resigns.

7.3              General Partner Authority. The General Partner shall have all authority, rights and powers conferred by law (subject only to Section 7.4 and the Certificate of Limited Partnership) and those required or appropriate to the management of the Partnership’s business, as limited by Section 1.3, which, by way of illustration but not by way of limitation, shall include the right, authority and power to cause the Partnership to:

7.3.1        Take all actions relating to the management of the Trust Estate;

7.3.2        Hold, sell, exchange and otherwise dispose of the Trust Estate;

7.3.3        Borrow money, and, if security is required therefor subject the Trust Estate to any security device, and to prepay, in whole or in part, refinance, increase, modify, consolidate, or extend any security device. All of the foregoing shall be on such terms and in such amounts as the General Partner, in its sole discretion, deems to be in the best interest of the Partnership;

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7.3.4        Enter into such contracts and agreements, including lease agreements in connection with the Property, as the General Partner determines to be reasonably necessary or appropriate in connection with the Partnership’s business and purpose (including contracts with Affiliates of the General Partner), and any contract of insurance that the General Partner deems necessary or appropriate for the protection of the Partnership and the General Partner, including errors and omissions insurance, for the conservation of Partnership assets, or for any purpose convenient or beneficial to the Partnership;

7.3.5       Employ persons, who may be Affiliates of the General Partner, in the operation and management of the business of the Partnership;

7.3.6        Prepare or cause to be prepared reports, statements, and other relevant information for distribution to the Limited Partners;

7.3.7        Open accounts and deposits and maintain funds in the name of the Partnership in banks, savings and loan associations, “money market” mutual funds and other instruments as the General Partner may deem in its discretion to be necessary or desirable;

7.3.8        Cause the Partnership to make or revoke any of the elections referred to in the Code (the General Partner shall have no obligation to make any such elections);

7.3.9        Select as its accounting year a calendar or fiscal year as may be approved by the Internal Revenue Service (the Partnership initially intends to adopt the calendar year);

7.3.10      Determine the appropriate accounting method or methods to be used by the Partnership;

7.3.11      In addition to any amendments otherwise authorized in this Agreement, amend this Agreement without any action on the part of the Limited Partners by special or general power of attorney or otherwise to:

      (a)          Add to the representations, duties, services or obligations of the General Partner or its Affiliates, for the benefit of the Limited Partners;

      (b)         Cure any ambiguity or mistake, correct or supplement any provision in this Agreement that may be inconsistent with any other provision in this Agreement, or make any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the provisions of this Agreement;

      (c)          Amend this Agreement to reflect the addition or substitution of Limited Partners;

      (d)         Minimize the adverse impact of, or comply with, any final regulation of the United States Department of Labor, or other federal agency having jurisdiction, defining “plan assets” for ERISA purposes;

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      (e)         Reconstitute the Partnership under the laws of another state if beneficial;

      (f)          Execute, acknowledge and deliver any and all instruments to effectuate the foregoing, including the execution, acknowledgment and delivery of any such instrument by the attorney-in-fact for the General Partner under a special or limited power of attorney, and to take all such actions in connection therewith as the General Partner shall deem necessary or appropriate with the signature of the General Partner acting alone; and

      (g)         Make any changes to this Agreement as requested or required by any lender that may be required to obtain financing, as needed.

7.3.12      Require in any Partnership contract that the General Partner shall not have any personal liability, but that the person or entity contracting with the Partnership is to look solely to the Partnership and its assets for satisfaction;

7.3.13      Lease personal property for use by the Partnership;

7.3.14      Establish reserves from income in such amounts as the General Partner may deem appropriate;

7.3.15     Make secured or unsecured loans to the Partnership and receive interest at the rates set forth in this Agreement;

7.3.16    Represent the Partnership and the Limited Partners as “Tax Matters Partner” or “Partnership Representative” as set forth in Section 7.9.4 regarding the tax treatment of items of Partnership income, loss, deduction or credit, or any other matter reflected in the Partnership’s returns, and, if deemed in the best interest of the Limited Partners, to agree to final Partnership administrative adjustments or file a petition for a readjustment of the Partnership items in question with the applicable court;

7.3.17      Redeem or repurchase Class A Units on behalf of the Partnership;

7.3.18      Hold an election for a successor General Partner before the resignation, withdrawal, expulsion or dissolution of the General Partner;

7.3.19      Initiate, settle and defend legal actions on behalf of the Partnership;

7.3.20      Admit itself as a Limited Partner;

7.3.21      Enter into any transaction with any partnership or venture;

7.3.22      Perform any and all other acts which the General Partner is obligated to perform under this Agreement; and

7.3.23     Execute, acknowledge and deliver any and all instruments to effectuate the foregoing and take all such actions in connection therewith as the General Partner may deem necessary or appropriate. The General Partner may, on behalf and in the name of the Partnership, execute any and all documents or instruments.

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7.4             Restrictions on General Partner’s Authority. Subject to the balance of the terms of this Agreement and the Certificate of Limited Partnership, neither the General Partner nor any Affiliates shall have authority, without a Majority Vote of the Units, to:

7.4.1        Use or permit any other person to use Partnership funds or assets in any manner except for the exclusive benefit of the Partnership;

7.4.2        Alter the primary purpose of the Partnership;

7.4.3        Sell or lease to the Partnership any real property in which the General Partner or any Affiliate has any interest;

7.4.4        Admit another person or entity as the General Partner, except with the consent of the Limited Partners as provided in this Agreement;

7.4.5        Reinvest Cash from Operations in any additional properties;

7.4.6        Enter into any agreement imposing personal liability on any Limited Partner; or

7.4.7       Commingle the Partnership funds with those of any other person or entity, except for (a) the temporary deposit of funds in a bank checking account for the sole purpose of making Distributions immediately thereafter to the Limited Partners and the General Partner or (b) funds attributable to the Property and held for use in the management of the operations of the Property.

7.5              Responsibilities of the General Partner. The General Partner shall:

7.5.1        Devote such of its time and business efforts to the business of the Partnership as it shall in its discretion, exercised in good faith, determine to be necessary to, directly or indirectly, conduct the business of the Partnership for the benefit of the Partnership and the Limited Partners (it being understood, however, that this Section 7.5.1 shall in no way impose limitations or restrictions upon Affiliates of the General Partner to engage in activities that may conflict or compete with the business of the Partnership);

7.5.2        File and publish all certificates, statements, or other instruments required by law for formation, qualification and operation of the Partnership and for the conduct of its business in all appropriate jurisdictions;

7.5.3        Cause the Partnership, at the Partnership’s cost and expense, to be protected by public liability, property damage and other insurance determined by the General Partner in its discretion to be appropriate to the business of the Partnership; and

7.5.4        At all times use its best efforts to meet applicable requirements for the Partnership to be taxed as a partnership and not as an association taxable as a corporation.

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7.5.5        To the maximum extent not prohibited by applicable law, including, but not limited to, the Act, none of the General Partner or any member, manager, officer, employee, agent, advisor, representative or Affiliate of the General Partner (or any of their respective members, managers, shareholders, partners, directors, officers, employees, agents, advisors, representatives or Affiliates), shall be liable to any Limited Partner or the Partnership for (a) any action taken, or failure to act, as the General Partner, or on behalf of the General Partner, with respect to the Partnership, unless and only to the extent that such action taken or failure to act is a willful violation of the material provisions of this Agreement or constitutes gross negligence or willful malfeasance by such Person or was in bad faith taken or failed to be taken, (b) any action or inaction arising from reliance in good faith upon the opinion or advice as to legal matters of legal counsel or as to accounting matters of accountants selected by any of them with reasonable care or (c) the action or inaction of any agent, contractor or consultant selected by any of them with reasonable care. To the extent that, at law or in equity, the General Partner or any other Person has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or any Limited Partner, any such Person acting under this Agreement shall not be liable to the Partnership or any Limited Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent they restrict or eliminate the duties and liabilities of the General Partner or any other Person otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Person. Nothing in this Agreement is intended to or shall eliminate any implied contractual covenant of good faith and fair dealing, the requirement not to waste Partnership assets or otherwise relieve or discharge the General Partner from liability to any Limited Partner or the Partnership on account of any fraudulent or intentional misconduct of the General Partner.

7.6             Administration of Partnership. So long as it is the General Partner and the provisions of this Agreement for compensation and reimbursement of expenses of the General Partner are observed, the General Partner shall have the responsibility of providing continuing administrative and executive support, advice, consultation, analysis and supervision with respect to the functions of the Partnership, and compliance with federal, state and local regulatory requirements and procedures. In this regard, the General Partner may retain the services of such Affiliates or unaffiliated parties as the General Partner may deem appropriate to provide management and financial consultation and advice, and may enter into agreements for the management and operation of Partnership assets.

7.7              Indemnification of General Partner.

7.7.1        The General Partner, its shareholders, Affiliates, officers, directors, partners, manager, members, employees, agents and assigns, shall not be liable for, and shall be indemnified and held harmless by the Partnership (to the extent of the Partnership’s assets) from, any loss or damage incurred by them, the Partnership or the Partners in connection with the business of the Partnership, including costs and reasonable attorneys’ fees and any amounts expended in the settlement of any claims of loss or damage resulting from any act or omission, which shall not constitute willful misconduct, bad faith, fraud or gross negligence, pursuant to the authority granted, to promote the interests of the Partnership. Moreover, the General Partner shall not be liable to the Partnership or the Limited Partners because any taxing authorities disallow or adjust any deductions or credits in the Partnership income tax returns.

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7.7.2        Notwithstanding anything contained in this Agreement to the contrary, any indemnification of the General Partner or any Limited Partner shall be fully subordinated to any obligations respecting the Property and such indemnification shall not constitute a claim against the Partnership in the event that cash flow in excess of amounts necessary to pay holders of such obligations is insufficient to pay such indemnification obligations.

7.8              No Personal Liability for Return of Capital. The General Partner shall not be personally liable or responsible for the return or repayment of all or any portion of the Capital Contribution of any Limited Partner or any loan made by any Limited Partner to the Partnership, it being expressly understood that any such return of capital or repayment of any loan shall be made solely from the assets (which shall not include any right of contribution from any Limited Partner) of the Partnership.

7.9              Authority as to Third Persons.

7.9.1        No third party dealing with the Partnership shall be required to investigate the authority of the General Partner or secure the approval or confirmation by any Limited Partner of any act of the General Partner in connection with the Partnership business. No purchaser of any property or interest owned by the Partnership shall be required to determine the right to sell or the authority of the General Partner to sign and deliver any instrument of transfer on behalf of the Partnership, or to see to the application or distribution of revenues or proceeds paid or credited in connection therewith.

7.9.2        The General Partner shall have full authority to execute on behalf of the Partnership any and all agreements, contracts, conveyances, deeds, mortgages and other instruments, and the execution thereof by the General Partner, executing on behalf of the Partnership, shall be the only execution necessary to bind the Partnership thereto. No signature of any Limited Partner shall be required.

7.9.3        The General Partner shall have the right by separate instrument or document to authorize one or more individuals or entities to execute leases and lease-related documents on behalf of the Partnership and any leases and documents executed by such agent shall be binding upon the Partnership as if executed by the General Partner.

7.9.4        The General Partner is hereby designated (i) as the Partnership’s “tax matters partner” within the meaning of Section 6231(a)(7) of the Code (“Tax Matters Partner”) and (ii) commencing with respect to taxable years commencing after December 31, 2017, as the Partnership’s “partnership representative” in accordance with Section 6223 of the Code (“Partnership Representative”), in all cases to exercise all authority permitted of a Tax Matters Partner or Partnership Representative, as applicable, under the Code. The General Partner, in its capacity as Partnership Representative, may exercise any authority granted to the Partnership Representative under the Code. In particular, as Partnership Representative, the General Partner may, in its sole discretion, make any elections provided for under the new partnership audit rules enacted under the Bipartisan Budget Act of 2015 (the “New Audit Rules”) and may, in its sole discretion, settle and/or litigate any audit adjustments proposed by the Internal Revenue Service in any audit governed by the New Audit Rules. The Partnership shall fully reimburse the General Partner for any and all costs and expenses incurred as a result of acting as Tax Matters Partner or Partnership Representative, as the case may be. [The General Partner, is authorized to amend the provisions of this Agreement concerning the Tax Matters Partner and related provisions to reflect new tax rules and regulations scheduled to go into effect at the end of 2016.]

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8.           Rights, Authority And Voting Of The Limited Partners.

8.1              Limited Partners are Not Agents. Pursuant to Section 7 and the Certificate of Limited Partnership, the management of the Partnership is vested in the General Partner. No Limited Partner, acting solely in the capacity of a Limited Partner, is an agent of the Partnership nor can any Limited Partner in such capacity bind or execute any instrument on behalf of the Partnership.

8.2              Voting Rights of Limited Partners. Limited Partners who own Class A Units shall be entitled to cast one vote for each Class A Unit they own. Except as otherwise specifically provided in this Agreement, Limited Partners shall have the right to vote only upon the following matters:

8.2.1        remove the General Partner as provided in Section 9.2 of this Agreement;

8.2.2        remove the current Tax Matters Partner (or Partnership Representative, as the case may be) and elect a successor Tax Matters Partner (or Partnership Representative, as the case may be);

8.2.3        amend this Agreement;

8.2.4        extend the term of the Partnership as provided in Section 13.1.4 when there is a Dissolution Event;

8.2.5        elect an additional General Partner;

8.2.6        elect a successor General Partner; or

8.2.7        upon a Supermajority Vote, direct the disposition of the Trust Estate without the consent of the General Partner.

8.3              Limited Partner Vote; Consent of General Partner. All matters upon which the Limited Partners may vote, except as otherwise provided in this Agreement, shall require a Majority Vote and (except for removal of the General Partner as provided in Section 9.2 or directing the disposition of the Trust Estate without the consent of the General Partner) the consent of the General Partner to pass and become effective.

8.4              Meetings of the Limited Partners. The General Partner may at any time call for a meeting of the Limited Partners, or for a vote without a meeting, on matters on which the Limited Partners are entitled to vote, and shall call for such a meeting (but not a vote without a meeting) following receipt of a written request therefor of Limited Partners holding more than twenty-five percent (25%) of the Units entitled to vote as of the record date. Within twenty (20) days after receipt of such request, the General Partner shall notify all Limited Partners of record on the record date of the meeting.

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8.4.1        Notice. Except as provided by Section 8.4.5, written notice of each meeting shall be given to each Limited Partner entitled to vote, either personally or by mail or other means of written communication, charges prepaid, addressed to such Limited Partner at his or her address appearing on the books of the Partnership or given by him or her to the Partnership for the purpose of notice or, if no such address appears or is given, at the principal executive office of the Partnership, or by publication of notice at least once in a newspaper of general circulation in the county in which such office is located. All such notices shall be sent not less than five (5), nor more than sixty (60), days before such meeting. The notice shall specify the place, date and hour of the meeting and the general nature of business to be transacted, and no other business shall be transacted at the meeting.

8.4.2        Adjourned Meeting and Notice Thereof. When a Limited Partners’ meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Partnership may transact any business that might have been transacted at the original meeting. If the adjournment is for more than forty-five (45) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Limited Partner of record entitled to vote at the meeting.

8.4.3        Quorum. The presence in person or by proxy of the persons entitled to vote a majority of the Units shall constitute a quorum for the transaction of business. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment. Any meeting of Limited Partners may be adjourned from time to time by a Majority Vote of the Units represented either in person or by proxy.

8.4.4        Consent of Absentees. The transactions of any meeting of Limited Partners, however called and noticed and wherever held, are as valid as though they occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All waivers, consents and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting.

8.4.5        Action Without Meeting. Except as otherwise provided in this Agreement, any action which may be taken at any meeting of the Limited Partners may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by Limited Partners having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all entitled to vote thereon were present and voted. In the event the Limited Partners are requested to consent on a matter without a meeting, each Limited Partner shall be given not less than five (5), nor more than sixty (60), days’ notice.

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8.4.6        Record Dates. For purposes of determining the Limited Partners entitled to notice of any meeting or to vote or entitled to receive any Distributions or to exercise any rights in respect of any other lawful matter, the General Partner may fix in advance a record date, which is not more than sixty (60) nor less than five (5) days’ prior to the date of the meeting nor more than sixty (60) days’ prior to any other action. If no record date is fixed:

      (a)          The record date for determining Limited Partners entitled to notice of or to vote at a meeting of Limited Partners shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held;

      (b)          The record date for determining Limited Partners entitled to give consent to Partnership action in writing without a meeting shall be the day on which the first written consent is given;

      (c)          The record date for determining Limited Partners for any other purpose shall be at the close of business on the day on which the General Partner adopts it, or the 60th day before the date of the other action, whichever is later; and

      (d)          A determination of Limited Partners of record entitled to notice of or to vote at a meeting of Limited Partners shall apply to any adjournment of the meeting unless the General Partner, or the Limited Partners who requested the meeting, fix a new record date for the adjourned meeting, but the General Partner, or such Limited Partners, shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

8.4.7        Proxies. Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the General Partner. No proxy shall be valid after the expiration of three (3) months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked as specified or unless it states that it is irrevocable. A proxy that states that it is irrevocable is irrevocable for the period specified therein to the fullest extent permitted by law.

8.4.8        Chairman of Meeting. The General Partner may select any person to preside as Chairman of any meeting of the Limited Partners, and if such person shall be absent from the meeting, or fail or be unable to preside, the General Partner may name any other person in substitution therefor as Chairman. The Chairman of the meeting shall designate a secretary for such meeting, who shall take and keep or cause to be taken and kept minutes of the proceedings thereof. The conduct of all Limited Partners’ meetings shall at all times be within the discretion of the Chairman of the meeting and shall be conducted under such rules as he may prescribe. The Chairman shall have the right and power to adjourn any meeting at any time, without a vote of the Units present in person or represented by proxy, if the Chairman shall determine such action to be in the best interests of the Partnership.

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8.4.9        Inspectors of Election. In advance of any meeting of Limited Partners, the General Partner may appoint any persons other than nominees for General Partner or other office as the inspector of election to act at the meeting and any adjournment thereof. If an inspector of election is not so appointed, or if any such person fails to appear or refuses to act, the Chairman of any such meeting may, and on the request of any Limited Partner or his proxy shall, make such appointment at the meeting. The inspector of election shall determine the number of Units outstanding and the voting power of each, the Units represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all Limited Partners.

8.4.10      Record Date and Closing Partnership Books. When a record date is fixed, only Limited Partners of record on that date are entitled to notice of and to vote at the meeting or to receive a Distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any Units on the books of the Partnership after the record date.

8.5              Rights of Limited Partners. No Limited Partner shall have the right or power to: (a) withdraw or reduce his contribution to the capital of the Partnership, except as a result of the dissolution and termination of the Partnership or as otherwise provided in this Agreement or by law; (b) bring an action for partition against the Partnership; or (c) demand or receive property other than cash in return for his Capital Contribution. Except as provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner either as to the return of Capital Contributions or as to allocations of the income, loss or Distributions of the Partnership. Other than upon the termination and dissolution of the Partnership as provided by this Agreement, there has been no time agreed upon when the contribution of each Limited Partner (other than the Initial Limited Partner) is to be returned.

8.6              Restrictions on the Limited Partner. No Limited Partner shall:

8.6.1        Disclose to any non-Limited Partner other than their lawyers, accountants or consultants and/or commercially exploit any of the Partnership’s business practices, trade secrets or any other information not generally known to the business community;

8.6.2        Do any other act or deed with the intention of harming the business operations of the Partnership; or

8.6.3        Do any act contrary to the Agreement.

8.7             Return of Capital of Limited Partner. In accordance with the Act, a Limited Partner may, under certain circumstances, be required to return to the Partnership, for the benefit of the Partnership’s creditors, amounts previously distributed to the Limited Partner. If any court of competent jurisdiction holds that any Limited Partner is obligated to make any such payment, such obligation shall be the obligation of such Limited Partner and not of the Partnership, the General Partner or any other Limited Partner.

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9.            Resignation, Withdrawal or Removal of the General Partner.

9.1              Resignation or Withdrawal of General Partner. Subject to Section 9, the General Partner may withdraw upon sixty (60) days’ written notice to the Limited Partners. An additional General Partner of the Partnership may be admitted to the Partnership by Majority Vote of the Limited Partners and upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning General Partner shall cease to be a General Partner of the Partnership.

9.2              Removal. The General Partner may be removed by a Supermajority Vote for “cause.” For purposes of this Section 9.2 “cause” shall be deemed to exist (a) if the General Partner has engaged in willful misconduct, gross negligence, breach of fiduciary duty or a material breach of this Agreement and, to the extent such breach is susceptible of being cured, such breach has continued for thirty (30) days after written notice thereof from the Limited Partners to the General Partner (provided, however, that if such breach is susceptible of cure but such cure cannot be accomplished with reasonable diligence within said period of time, and if the General Partner commences to cure such breach promptly after receipt of notice thereof from the Limited Partners, and thereafter prosecutes the curing of such breach with reasonable diligence, such period of time shall be extended for such period of time as may be necessary to cure such breach with reasonable diligence) or (b) upon an Event of Insolvency of the General Partner. Any indemnification of the General Partner pursuant to this Agreement shall survive the removal of the General Partner.

9.3              General Partner’s Fees. Upon the removal of the General Partner pursuant to Section 9.2 or its withdrawal with the approval of a Majority Vote, the Partnership shall redeem the General Partner’s Class B Unit for $100, and such General Partner shall be paid all of its earned but unpaid fees and other compensation remaining to be paid under this Agreement. The Partnership shall pay these amounts to the General Partner in cash within sixty (60) days of the removal or withdrawal of the General Partner. If the General Partner and the Partnership cannot agree upon the accrued but unpaid fees within thirty (30) days, the amount shall be determined by arbitration as described in Section 18.12.

10.          Assignment of the General Partner’s Interest.

10.1            Permitted Assignments. The General Partner may sell, assign, hypothecate, encumber or otherwise transfer any part or all of its interest in the Partnership in its sole and absolute discretion.

10.1.1     Any assignment or transfer of the General Partner’s interest provided for by this Agreement can be an assignment or transfer of all of its interest or any portion or part of its interest.

10.1.2     Any transfer of all or a part of the General Partner’s interest may be made only pursuant to the terms and conditions contained in this Section 10.

10.1.3    Any such assignment shall be by a written instrument of assignment, the terms of which are not in contravention of any of the provisions of this Agreement, and which has been duly executed by the assignor of such General Partner’s interest.

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10.2            Substitute General Partner. Upon acceptance by the Limited Partners, any assignee of such General Partner’s interest in compliance with this Section 10 shall be substituted as the General Partner.

10.3            Transfer in Violation Not Recognized. Any assignment, sale, exchange or other transfer in contravention of the provisions of this Section 10 shall be void and ineffectual and shall not bind or be recognized by the Partnership.

11.          Assignment of Units.

11.1            Permitted Assignments. A Limited Partner (other than the General Partner) may only sell, assign, hypothecate, encumber or otherwise transfer all or any part of his or her interest in the Partnership if the following requirements are satisfied:

11.1.1    The General Partner consents in its sole and absolute discretion in writing to the transfer;

11.1.2    No Limited Partner shall transfer, assign or convey or offer to transfer, assign or convey all or any portion of a Unit to any person who does not possess the financial qualifications required of all persons who become Limited Partners (including, but not limited to, being an “accredited investor”), as described in the Memorandum and the Supplement;

11.1.3    No Limited Partner shall have the right to transfer any Unit to any minor or to any person who, for any reason, lacks the capacity to contract for himself or herself under applicable law. Such limitations shall not, however, restrict the right of any Limited Partner to transfer any one or more Units to a custodian or a trustee for a minor or other person who lacks such contractual capacity;

11.1.4    The General Partner, with advice of counsel, must determine that such transfer will not jeopardize the applicability of the exemptions from the registration requirements under the Securities Act of 1933, as amended, and registration or qualification under state securities laws relied upon by the Partnership and General Partner in offering and selling the Units or otherwise violate any federal or state securities laws;

11.1.5    The General Partner, with advice of counsel, must determine that, despite such transfer, Units will not be deemed traded on an established securities market or “readily tradable on a secondary market (or the substantial equivalent thereof)” under the provisions applicable to publicly traded partnership status;

11.1.6    Any such transfer shall be by a written instrument of assignment, the terms of which are not in contravention of any of the provisions of this Agreement, and which has been duly executed by the assignor of such Units and accepted by the General Partner in writing;

11.1.7    A transfer fee shall be paid by the transferring Limited Partner in such amount as may be required by the General Partner and/or Lender to cover all reasonable expenses, including attorneys’ fees, connected with such assignment; and

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11.1.8    The transfer will not result in qualified benefit plans owning twenty-five percent (25%) or more of the Units.

11.2            Substituted Limited Partner.

11.2.1    Conditions to be Satisfied. No person shall have the right to become a Substituted Limited Partner unless the General Partner shall consent thereto in accordance with Section 11.2.2 and all of the following conditions are satisfied:

    (a)           A duly executed and acknowledged written instrument of assignment shall have been filed with the Partnership, which instrument shall specify the number of Units being assigned and set forth the intention of the assignor that the assignee succeed to the assignor’s interest as a Substituted Limited Partner in his or her place;

    (b)           The assignor and assignee shall have executed, acknowledged and delivered such other instruments as the General Partner may deem necessary or desirable to effect such substitution, which may include an opinion of counsel regarding the effect and legality of any such proposed transfer, and which shall include: (i) the written acceptance and adoption by the assignee of the provisions of this Agreement and (ii) the execution, acknowledgment and delivery to the General Partner of a special power of attorney, the form and content of which are more fully described in this Agreement; and

    (c)           A transfer fee sufficient to cover all reasonable expenses connected with such substitution shall have been paid to the Partnership.

11.2.2    Consent of General Partner. The consent of the General Partner shall be required to admit a person as a Substituted Limited Partner. The granting or withholding of such consent shall be within the sole and absolute discretion of the General Partner.

11.2.3    Consent of Limited Partner. By executing or adopting this Agreement, each Limited Partner hereby consents to the admission of additional or Substituted Limited Partners upon consent of the General Partner and in compliance with this Agreement.

11.3            Assignment of 50% or More of Units. No assignment of any Units may be made if the Units to be assigned, when added to the total of all other Units and General Partner interests assigned within the thirteen (13) immediately preceding months, would, in the opinion of counsel for the Partnership, result in the termination of the Partnership under the Code.

11.4            Transfer Subject to Law. No assignment, sale, transfer, exchange or other disposition of any Units may be made except in compliance with the applicable governmental laws and regulations, including state and federal securities laws.

11.5            Termination of Limited Partnership Interest. Upon the transfer of a Unit in violation of this Agreement or the occurrence of a Limited Partner Dissolution that does not result in the dissolution of the Partnership, the Limited Partnership Interest of a Limited Partner shall be converted into an Economic Interest.

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12.          Books, Records, Accounting and Reports.

12.1            Records, Audits and Reports. The Partnership shall maintain at its principal office the Partnership’s records and accounts of all operations and expenditures of the Partnership including the following:

12.1.1    A current list in alphabetical order of the full name and last known business or resident address of each Limited Partner and General Partner, together with the number of Units owned by each Limited Partner;

12.1.2    A copy of the Certificate of Limited Partnership and all amendments thereto, together with any powers of attorney pursuant to which the Certificate of Limited Partnership or any amendments thereto were executed;

12.1.3    Copies of the Partnership’s federal, state, and local income tax or information returns and reports, if any, for the six (6) most recent taxable years;

12.1.4    Copies of this Agreement and any amendments thereto together with any powers of attorney pursuant to which any written accounting or any amendments thereto were executed;

12.1.5    Copies of any financial statements of the Partnership, if any, for the six (6) most recent years; and

12.1.6    The Partnership’s books and records as they relate to the internal affairs of the Partnership for at least the current and past four (4) fiscal years.

12.2            Delivery to Limited Partners and Inspection.

12.2.1    Each Limited Partner, or its representative designated in writing, has the right, upon reasonable written request for purposes related to the interest of that person as a Limited Partner, which purposes are set forth in the written request, to receive from the Partnership:

     (a)           True and full information regarding the status of the business and financial condition of the Partnership;

     (b)          Promptly after becoming available, a copy of the Partnership’s federal, state and local income tax returns for each year; and

     (c)          A copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with executed copies of any written powers of attorney pursuant to which this Agreement and any certificate and all amendments thereto have been executed.

12.3            Annual Report. The General Partner will cause the Partnership to send to each Limited Partner such tax information as may be necessary for the preparation of the Limited Partner’s tax returns. The General Partner will use reasonable efforts to provide this information by the original due date of Limited Partner’s tax returns; however, it may be necessary for the Limited Partners to extend their tax returns.

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12.4            Tax Information. The General Partner shall cause the Partnership, at the Partnership’s expense, to prepare and timely file income tax returns for the Partnership with the appropriate authorities, and shall cause all Partnership information necessary in the preparation of the Limited Partners’ individual income tax returns to be distributed to the Limited Partners not later than seventy-five (75) days after the end of the Partnership’s fiscal year. The General Partner shall also distribute a copy of the Partnership’s tax return to a Limited Partner, if requested by such Limited Partner.

13.          Termination and Dissolution of the Partnership.

13.1            Termination of Partnership. Subject to the limitations contained in Section 1.4 and Section 9 and to the Certificate of Limited Partnership, the Partnership shall be dissolved, shall terminate and its assets shall be disposed of, and its affairs wound up, upon the earliest to occur of the following:

13.1.1    Upon the happening of any event of dissolution specified in the Certificate of Limited Partnership;

13.1.2    A determination by the General Partner to terminate the Partnership;

13.1.3    After (i) the sale of the Trust Estate held by the Partnership, or the receipt of the final payment on any seller financing provided by the Partnership on the sale of the Trust Estate, if later and (ii) the General Partner has determined in its sole and absolute discretion that such termination is appropriate; or

13.1.4    The occurrence of a Dissolution Event unless the business of the Partnership is continued by a Majority Vote of the remaining Limited Partners within ninety (90) days following the occurrence of the event.

The bankruptcy, death, dissolution, liquidation, termination or adjudication of incompetency of a Limited Partner (a “Limited Partner Dissolution”) shall not cause the termination or dissolution of the Partnership and the business of the Partnership shall continue.

13.2            Certificate of Cancellation. As soon as possible following the completion of the winding up of the Partnership, the General Partner who has not wrongfully dissolved the Partnership or, if none, the Limited Partners, shall execute and file a Certificate of Cancellation in such form as shall be required by the Act. The Partnership shall continue to exist as a separate legal entity until the Certificate of Cancellation has been filed in accordance with the Act.

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13.3            Liquidation of Assets. Upon a dissolution and termination of the Partnership, the General Partner (or in case there is no General Partner, the Limited Partners or person designated by a Majority Vote) shall take full account of the Partnership assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining the fair market value thereof, and shall apply and distribute the proceeds therefrom in the following order:

13.3.1    To the payment of creditors of the Partnership, including the Lender, other than Limited Partners who are creditors, but excluding secured creditors whose obligations will be assumed or otherwise transferred on liquidation of Partnership assets, and then to the payment of Limited Partners who are creditors of the Partnership;

13.3.2    To the setting up of any reserves as required by law for any liabilities or obligations of the Partnership; provided, however, that said reserves shall be deposited with a bank or trust company in escrow with interest for the purpose of disbursing such reserves for the payment of any of the aforementioned contingencies and, at the expiration of a reasonable period, for the purpose of distributing the balance remaining in accordance with the remaining provisions of this Section 13.3; and

13.3.3    To the General Partner .0001% and the balance to the Limited Partners in proportion to their Units.

13.4            Distributions Upon Dissolution. Each Limited Partner shall look solely to the assets of the Partnership for all Distributions, and shall have no recourse therefor (upon dissolution or otherwise) against any General Partner or any Limited Partner.

13.5            Limitation on Distributions. Notwithstanding any other provision in this Agreement, the Partnership shall make no distribution that would violate the Act or other applicable law.

14.          Special and Limited Power of Attorney.

14.1            Power of Attorney. The General Partner shall at all times during the term of the Partnership have a special and limited power of attorney as the attorney-in-fact for each Limited Partner, with power and authority to act in the name and on behalf of each such Limited Partner to execute, acknowledge, and swear to in the execution, acknowledgment and filing of documents that are not inconsistent with the provisions of this Agreement and which may include, by way of illustration but not by way of limitation, the following:

14.1.1    This Agreement, as well as any amendments to the foregoing which, under the laws of the State of Delaware or the laws of any other state, are required to be filed or which the General Partner shall deem it advisable to file;

14.1.2    Any other instrument or document that may be required to be filed by the Partnership under the laws of any state or by any governmental agency or which the General Partner shall deem it advisable to file;

14.1.3    Any instrument or document that may be required to effect the continuation of the Partnership, the admission of Substituted Limited Partners, or the dissolution and termination of the Partnership (provided such continuation, admission or dissolution and termination are in accordance with the terms of this Agreement);

14.1.4    Any instrument of conveyance or encumbrance with respect to the Trust Estate;

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14.1.5    This Agreement or any other instrument or document to include any special purpose entity or bankruptcy remote entity requirement imposed by the Lender; and

14.1.6    Any and all other instruments as the General Partner may deem necessary or desirable to effect the purposes of this Agreement and carry out fully its provisions, including, but not limited to, those in Section 16.

14.2            Provision of Power of Attorney. The special and limited power of attorney of the General Partner:

14.2.1    Is a special power of attorney coupled with the interest of the General Partner in the Partnership, and its assets, is irrevocable, shall survive the death, incapacity, termination or dissolution of the granting Limited Partner, and is limited to those matters in this Agreement set forth;

14.2.2    May be exercised by the General Partner by and through one or more of the officers of the General Partner, for each of the Limited Partners by the signature of the General Partner acting as attorney-in-fact for the Limited Partners, together with a list of all Limited Partners executing such instrument by their attorney-in-fact or by such other method as may be required or requested in connection with the recording or filing of any instrument or other document so executed; and

14.2.3    Shall survive an assignment by a Limited Partner of all or any portion of his or her Units except that, where the assignee of the Units owned by the Limited Partner has been approved by the General Partner for admission to the Partnership as a Substituted Limited Partner, the special power of attorney shall survive such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file any instrument or document necessary to effect such substitution to the fullest extent permitted by law.

14.3            Notice to Limited Partners. The General Partner shall promptly furnish to a Limited Partner a copy of any amendment to the Partnership Agreement executed by the General Partner pursuant to a power of attorney from the Limited Partner.

15.         Relationship of this Agreement to the Act. Many of the terms of this Agreement are intended to alter or extend provisions of the Act as they may apply to the Partnership or the Limited Partners. Any failure of this Agreement to mention or specify the relationship of such terms to provisions of the Act that may affect the scope or application of such terms shall not be construed to mean that any of such terms are not intended to be a partnership agreement provision authorized or permitted by the Act or which in whole or in part alters, extends or supplants provisions of the Act as may be allowed thereby.

16.         Amendment of Agreement.

16.1            Admission of Limited Partner. Amendments to this Agreement for the admission of any Limited Partner or Substituted Limited Partner shall not, if in accordance with the terms of this Agreement, require the consent of any Limited Partner.

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16.2            Amendments with Consent of Limited Partners. Subject to the terms of Section 9.1 and the Certificate of Limited Partnership, in addition to any amendments otherwise authorized in this Agreement, this Agreement may be amended by the General Partner with a Majority Vote of the Units; provided, however, that any amendment that would treat a specific Limited Partner less favorably than another Limited Partner (in application but not in effect), then such amendment shall require the vote of such adversely affected Limited Partner.

16.3            Amendments Without Consent of the Limited Partners. Subject to the Certificate of Limited Partnership, in addition to the Amendments authorized pursuant to Section 7.3.11 or otherwise authorized in this Agreement, the General Partner may amend this Agreement, without the consent of any of the Limited Partners, to (a) change the name and/or principal place of business of the Partnership; (b) decrease the rights and powers of the General Partner (so long as such decrease does not impair the ability of the General Partner to manage the Partnership and conduct its business and affairs) and/or add to the representations, duties, services or obligations of the General Partner; provided, however, that no amendment shall be adopted pursuant to this Section 16.3 unless the adoption thereof (i) is for the benefit of or not adverse to the interests of the Limited Partners, (ii) is not inconsistent with Section 7, and (iii) does not affect the limited liability of the Limited Partners or the status of the Partnership as a partnership for federal income tax purposes; (iii) cure any ambiguity or mistake or make any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the provisions of this Agreement; and delete or add any provision of this Agreement required to be so deleted or added for the benefit of the Limited Partners by the staff of the Securities and Exchange Commission or by a state “Blue Sky” Commissioner or similar official. Further, the General Partner shall be allowed to amend this Agreement without the consent of any of the Limited Partners to comply with any terms or modifications required by any lender to make this Agreement comply with any special purpose entity requirements or otherwise.

16.4            Execution and Recording of Amendments. Any amendment to this Agreement shall be executed by the General Partner, and by the General Partner as attorney-in-fact for the Limited Partners pursuant to the power of attorney contained in Section 14. After the execution of such amendment, the General Partner shall also prepare and record or file any certificate or other document which may be required to be recorded or filed with respect to such amendment, either under the Act or under the laws of any other jurisdiction in which the Partnership holds any property or otherwise does business.

17.         Limited Partner Representations. Each Limited Partner hereby represents and warrants to the Partnership, the General Partner and all other Limited Partners that:

17.1            Authority. Such Limited Partner has the power and authority to execute and comply with the terms and provisions of this Agreement.

17.2            No Registration. Such Limited Partner’s interest in the Partnership has not and will not be registered under the Securities Act of 1933, as amended, or the securities laws of any state, and cannot be sold or transferred without compliance with the registration provisions of said Securities Act of 1933, as amended, and the applicable state securities laws, or compliance with the exemptions, if any, available thereunder. Such Limited Partner understands that neither the Partnership nor the General Partner or any other Limited Partner has any obligation or intention to register the Limited Partner interests under any federal or state securities act or law, or to file the reports to make public the information required by Rule 144 under the Securities Act of 1933, as amended.

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18.         Miscellaneous.

18.1            Counterparts. This Agreement may be executed in several counterparts, and all so executed shall constitute one Agreement, binding on all of the parties to this Agreement, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

18.2            Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective Limited Partners.

18.3            Severability. In the event any sentence or Section of this Agreement is declared by a court of competent jurisdiction to be void, such sentence or Section shall be deemed severed from the remainder of this Agreement and the balance of this Agreement shall remain in full force and effect.

18.4            Notices. All notices under this Agreement shall be in writing and shall be given to the Limited Partner entitled thereto, by personal service or by mail, posted to the address maintained by the Partnership for such person or at such other address as he or she may specify in writing; provided, however, that in the event that any such Limited Partner does not respond to the personal service or mail as set forth above, that the General Partner shall send out one additional notice by certified mail return receipt requested or by a delivery service that maintains records regarding their deliveries or attempted deliveries.

18.5            General Partner’s Address. The name and address of the General Partner is as follows:

DCX [●] Manager LLC
518 17th Street, 17th Floor
Denver, Colorado 80202
Attention:	M. Kirk Scott
Facsimile:	(303) 577-9797
Telephone:	(303) 339-3609

With a copy to:
Dividend Capital Diversified Property Fund Inc.
518 17th Street, Suite 1700
Denver, Colorado 80202
Attention:	Joshua Widoff
Facsimile:	(303) 869-4602
Telephone:	(303) 597-0483

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18.6        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

18.7        Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and reference. Such titles and captions in no way define, limit, extend or describe the scope of this Agreement nor the intent of any provisions of this Agreement.

18.8        Gender. Whenever required by the context of this Agreement, the singular shall include the plural, and vice versa, the masculine gender shall include the feminine and neuter genders, and vice versa.

18.9        Time. Time is of the essence with respect to this Agreement.

18.10      Additional Documents. Each Limited Partner, upon the request of the General Partner, shall perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including, but not limited to, providing acknowledgment before a Notary Public of any signature made by a Limited Partner.

18.11      Descriptions. All descriptions referred to in this Agreement are expressly incorporated in this Agreement by reference as if set forth in full, whether or not attached to this Agreement.

18.12      Binding Arbitration. Any dispute, claim or controversy arising out of or relating to this Agreement or breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Agreement to arbitrate, shall be determined by arbitration in Denver, Colorado, before a sole arbitrator. The arbitration shall be administered by JAMS pursuant to its Streamlined Arbitration Rules and Procedures. Judgment on the award may be entered in any court having jurisdiction. The arbitrator shall, in the award, allocate all of the costs of the arbitration (and the mediation, if applicable), including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail. Anything to the contrary in this Agreement notwithstanding, the provisions of this Section 18.12 shall not apply with respect to any application made by any party to this Agreement for injunctive relief under this Limited Partnership Agreement.

18.13      Venue. Subject to Section 18.12, any action relating to or arising out of this Agreement shall be brought only in a court of competent jurisdiction located in Denver, CO.

18.14      Partition. The Limited Partners agree that the assets of the Partnership are not and will not be suitable for partition. Accordingly, each of the Limited Partners hereby irrevocably waives any and all rights that he may have, or may obtain, to maintain any action for partition of any of the assets of the Partnership.

18.15      Integrated and Binding Agreement. This Agreement contains the entire understanding and agreement among the Limited Partners with respect to the subject matter of this Agreement, and there are no other agreements, understandings, representations or warranties among the Partners other than those set forth in this Agreement except the purchase agreement executed in connection with the purchase of Beneficial Interests in the Trust (the “Purchase Agreement”). This Agreement may be amended only as provided in this Agreement.

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18.16      Legal Counsel. Each Limited Partner acknowledges and agrees that counsel representing the Partnership, the General Partner and its Affiliates does not represent and shall not be deemed under the applicable codes of professional responsibility to have represented or to be representing any or all of the Limited Partners, other than the General Partner, in any respect. In addition, each Limited Partner consents to the General Partner hiring counsel for the Partnership that is also counsel to one or more of the General Partners.

18.17      Title to Partnership Property. All Property owned by the Partnership shall be owned by the Partnership as an entity and, insofar as permitted by applicable law, no Limited Partner shall have any ownership interest in any Partnership Property in its individual name or right, and each Limited Partner’s Limited Partnership Interest shall be personal property for all purposes. As long as any obligation to the Lender is outstanding, nothing in this Agreement is intended to give any creditor of a Limited Partner any rights in the Limited Partner’s interest in the Partnership other than as an assignee of the Limited Partner’s interest in the Partnership and such creditor will have no direct claim to the assets of the Partnership.

18.18      Conflict. In the event of a conflict between the terms of this Agreement and the Certificate of Limited Partnership, the terms of the Certificate of Limited Partnership shall control.

18.19      Signature of the Limited Partners. The Limited Partners hereby acknowledge and agree that by signing the Purchase Agreement they are also agreeing to be bound by the terms of this Agreement and that their signature to this Agreement will not be required as of the Transfer Date.

* * * *

[Remainder of page intentionally left blank; signatures follow.]

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IN WITNESS WHEREOF, the undersigned have set their hands to this Limited Partnership Agreement as of the date set forth below.

GENERAL PARTNER:

DCX [●] MANAGER LLC or its affiliate a
Delaware limited liability company

By: DCX Manager LLC, a Delaware limited
liability company, its sole member

By:
Name:
Title:
Date:

INITIAL LIMITED PARTNER:

DCX [●] DST, a Delaware statutory trust

By: DCX [●] Manager LLC, a Delaware limited
liability company, its manager

By: DCX Manager LLC, a Delaware limited
liability company, its manager

By:
Name:
Title:
Date:

[Signature Page to Limited Partnership Agreement ([•])]

COUNTERPART SIGNATURE PAGE

Limited partner:

By:
Name:
Title:

Date:

EXHIBIT A

Definitions

“Act” shall mean the Delaware Revised Uniform Limited Partnership Act, as the same may be amended from time to time.

“Additional Capital Contributions” means those additional Capital Contributions which may be voluntarily given pursuant to Section 3.2.

“Affiliate” shall mean (a) any person directly or indirectly controlling, controlled by or under common control with another person; (b) a person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other person; (c) any officer, director or partner of such other person; and (d) if such other person is an officer, director or partner, any company for which such person acts in any capacity. The term “person” shall include any natural person, corporation, partnership, trust, unincorporated association or other legal entity.

“Agreement” shall mean this Limited Partnership Agreement, as amended from time to time.

“Beneficial Interest” means a beneficial interest in the Trust as defined in the Trust Agreement.

“Beneficial Owner” means each Person who, at the time of determination, holds a Beneficial Interest as reflected on the Ownership Records (as defined in the Trust Agreement) as of the Transfer Date.

“Capital Contribution(s)” means, with respect to any Partner, or all of the Partners, all cash and properties contributed to the Partnership pursuant to Section 3.1.1 net of liabilities assumed or taken subject to by the Partnership.

“Capital Expenditures” means expenditures for items that are capital in nature, including, but not limited to, tenant improvements, leasing commissions, and major repairs, made at the discretion of the General Partner.

“Cash from Operations” shall mean the net cash realized by the Partnership from all sources, including, but not limited to, the operations of the Partnership including the sale, financing, refinancing or other disposition of the Trust Estate, after payment of all cash expenditures of the Partnership, including, but not limited to, all operating expenses including all fees payable to the General Partner or Affiliates, all payments of principal and interest on indebtedness, and such reserves and retentions as the General Partner reasonably determines to be necessary and desirable in connection with Partnership operations with its then existing assets and any anticipated acquisitions.

“Certificate of Limited Partnership” shall mean the Certificate of Limited Partnership of the Partnership as filed with the Secretary of State of Delaware as the same may be amended or restated from time to time.

“Class A Units” shall mean the Class A Units authorized and issued pursuant to Section 3.

“Class B Unit” shall mean the one (1) Class B Unit authorized and issued pursuant to Section 3.

“Code” shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequently enacted federal revenue laws.

“Delaware Trustee” means the person serving, at the time of determination, as the Delaware Trustee under the Trust.

“Dissolution Event” shall mean with respect to the General Partner one or more of the following: the death, insanity, withdrawal, retirement, resignation, expulsion, Event of Insolvency or dissolution (unless reconstituted by the General Partner) of the General Partner unless the Limited Partners consent to continue the business of the Partnership pursuant to Section 14.1.5.

“Distributable Cash” shall mean Cash from Operations and Capital Contributions determined by the General Partner to be available for Distribution to the Limited Partners.

“Distribution” shall refer to any money or other property transferred without consideration (other than repurchased Units) to Limited Partners with respect to their interests or Units in the Partnership, but shall not include any payments to the General Partner pursuant to Section 6.

“Economic Interest” shall mean an interest in the income, loss and Distributions of the Partnership but shall not include any right to vote or to participate in the management of the Partnership.

“Event of Insolvency” shall occur when an order for relief against the General Partner is entered under Chapter 7 of the federal bankruptcy law, or (a) the General Partner: (i) makes a general assignment for the benefit of creditors, (ii) files a voluntary petition under the federal bankruptcy law, (iii) files a petition or answer seeking for that General Partner a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (iv) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in any proceeding of this nature, or (v) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of that General Partner or of all or a substantial part of that General Partner’s properties, or (b) the expiration of sixty (60) days after either (i) the commencement of any proceeding against the General Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law, or regulation, if the proceeding has not been dismissed, or (ii) the appointment without the General Partner’s consent or acquiescence of a trustee, receiver, or liquidator of the General Partner or of all or any substantial part of the General Partner’s properties, if the appointment has not been vacated or stayed (or if within sixty (60) days after the expiration of any such stay, the appointment is not vacated).

“General Partner” shall refer to DCX [●] Manager LLC or its affiliate, a Delaware limited liability company. The term “General Partner” shall also refer to any successor or additional General Partner who is admitted to the Partnership as the General Partner.

“Initial Limited Partner” shall mean the Trust.

“Liquidation” means in respect to the Partnership the earlier of the date upon which the Partnership is terminated under Section 708(b)(1) of the Code or the date upon which the Partnership ceases to be a going concern (even though it may exist for purposes of winding up its affairs, paying its debts and distributing any remaining balance to its Partners), and in respect to a Limited Partner where the Partnership is not in Liquidation means the date upon which occurs the termination of the Limited Partner’s entire interest in the Partnership by means of a Distribution or the making of the last of a series of Distributions (whether or not made in more than one (1) year) to the Limited Partner by the Partnership.

“Limited Partner” or “Limited Partners” shall mean the persons listed on Exhibit B.

“Limited Partnership Interest” shall mean a Limited Partner’s entire interest in the Partnership including such Limited Partner’s Economic Interest and such voting and other rights and privileges that the Limited Partner may enjoy by being a Limited Partner.

“Majority Vote” shall mean the vote of more than fifty percent (50%) of the Class A Units entitled to vote. Limited Partners shall be entitled to cast one vote for each Class A Unit they own, and a fractional vote for each fractional Class A Unit they own.

“Master Lease” means that master agreement between the Master Tenant and the Trust, relating to the Property, together with all amendments, supplements and modifications thereto.

“Master Tenant” shall mean DCX [●] Master Tenant LLC, a Delaware limited liability company.

“New Audit Rules” shall have the meaning set forth in Section 7.9.4.

“Organization Expenses” shall mean all expenses incurred in connection with the organization and formation of the Partnership, including but not limited to legal and accounting fees, tax planning fees, promotional fees or expenses, filing and recording fees and other costs or expenses incurred in connection therewith.

“Partners” shall mean the General Partner and the Limited Partners.

“Partnership” shall mean DCX [●] DST LP.

“Partnership Representative” shall have the meaning set forth in Section 7.9.4.

“Prime Rate” shall mean the reference rate announced from time-to-time by the Wall Street Journal, and changes in the Prime Rate shall be deemed to occur on the date that changes in such rate are announced.

“Property” shall refer to any or all of such real and tangible or intangible personal property or properties held by the Trust on the Transfer Date.

“Substituted Limited Partner” shall mean any person admitted as a substituted Limited Partner pursuant to this Agreement.

“Supermajority Vote” shall mean the vote of more than sixty-six percent (66%) of the Class A Units entitled to vote. Limited Partners shall be entitled to cast one vote for each Class A Unit they own, and a fractional vote for each fractional Class A Unit they own

“Tax Matters Partner” means the “tax matters partner,” as defined in section 6231(a)(7) of the Code. The Tax Matters Partner shall be the General Partner until such time as a new Tax Matters Partner is selected by the Partnership.

“Tax Payment” shall have the meaning set forth in Section 4.6.1.

“Transfer Date” shall mean the date the Trust Estate is distributed to the Partnership pursuant to Section 9.2 of the Trust Agreement.

“Trust” means DCX [●] DST, that certain Delaware statutory trust formed by and in accordance with, and governed by, the Trust Agreement.

“Trust Agreement” means that certain Trust Agreement dated as of [●], [●], by and among TRT [●] LLC as Initial Depositor, DCX [●] Manager LLC as Manager and Signatory Trustee, the Corporation Trust Company as Delaware Trustee, and certain Beneficial Owners holding a Beneficial Interest in the Trust.

“Trust Estate” means all of the Trust’s right, title, and interest in and to the Property and any and all other property and assets (whether tangible or intangible) in which the Trust at any time has any right, title or interest, all of which are or will be acquired by the Partnership in connection with the formation of the Partnership.

“Unit” shall represent an interest in the Partnership entitling the owner of the Unit if admitted as a Partner to the respective voting and other rights afforded to a Partner holding a Unit, and affording to such Partner a share in income, loss and Distributions as provided for in this Agreement. The Units shall consist of Class A Units held by the Limited Partners and one Class B Unit held by the General Partner.

Page

EXHIBIT B

PARTNERS

Limited Partners

(prior Beneficial Owners under the Trust Agreement)

Name	Percentage Interest	Units

General Partner

Name	Percentage Interest	Units
DCX [●] Manager LLC	0.0001%	1 Class B Unit

EXHIBIT G

FORM OF CONVERSION NOTICE

TRT [●] LLC, a Delaware limited liability company (the “Depositor”), as the sole Class 2 Beneficial Owner in DCX [●] DST, a Delaware statutory trust (the “Trust”), hereby provides a Conversion Notice pursuant to Section 6.12 of the Trust Agreement dated as of [●],[●].

Date: ____________

TRT [●] LLC, a
Delaware limited liability company

By: TRT Master Retail Holdco LLC, a Delaware limited liability company, its sole member

By: DCTRT Real Estate Holdco LLC, a Delaware limited liability company, its sole member

By: Dividend Capital Total Realty Operating Partnership LP, a Delaware limited partnership, its sole member

By: Dividend Capital Diversified Property Fund Inc., a Maryland corporation, its general partner

By:
Name:
Title:

EXHIBIT H

FORM OF CALL AGREEMENT

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